Exhibit 10.19

Shareholder Sale Agreement

BETWEEN

The parties listed in Schedule 1 (Vendors)

AND

Anthony Smithyman and Margaret Smithyman (Managers)

AND

Ampliphi Australia Pty Ltd (Purchaser)

AND

Ampliphi Biosciences Corporation (Ampliphi)

AND

Special Phage Holdings Pty Ltd (Company)

MILLS OAKLEY LAWYERS
Level 6, 530 Collins Street
MELBOURNE VIC 3000
Telephone: 03 9670 9111
Facsimile: 03 9605 0933
DX 558 MELBOURNE
www.millsoakley.com.au

Shareholder Sale Agreement

TABLE OF CONTENTS

1	Definitions and Interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	4
	1.3	Inclusive expressions	5

2	Conditions Precedent		5
	2.1	Conditions	5
	2.2	Notice	6
	2.3	Reasonable endeavours	6
	2.4	Waiver	6
	2.5	Termination	7
	2.6	No binding agreement for transfer	7

3	Sale and Purchase		7
	3.1	Sale of Safe Shares	7
	3.2	Associated rights	7
	3.3	Purchase Price	7
	3.4	Consideration	8
	3.5	Purchaser and Ampliphi	8

4	Completion		8
	4.1	Time and Date	8
	4.2	Vendors’ obligations at Completion	8
	4.3	Company board meeting	9
	4.4	Purchaser’s obligations at Completion	9
	4.5	Purchaser board meeting	9
	4.6	Completion simultaneous	9

5	Period after Completion		10
	5.1	Exercise of rights of registered shareholder	10

6	Vendor Warranties		10
	6.1	Giving of Vendor Warranties	10
	6.2	Independent warranties	10
	6.3	Reliance	10

7	Manager’s Contingent Shares		10

8	Escrow Shares		11
	8.1	Escrow Shares	11
	8.2	Escrow restrictions	11

9	Limitations of Liability		11

10	Satisfaction of Claims		12

11	Dispute Resolution		12

12	Purchaser Warranties		14
	12.1	Giving of Purchaser Warranties	14
	12.2	Independent warranties	14
	12.3	Reliance	15

13	Termination		15
	13.1	Termination by the Purchaser	15
	13.2	Termination by the Vendors	15

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14	Confidentiality and Announcements		16
	14.1	Dictionary	16
	14.2	Confidentiality obligations	16
	14.3	Announcements	16
	14.4	Exceptions	16
	14.5	Survival	17

15	GST		17
	15.1	Definitions	17
	15.2	Consideration is GST Exclusive	17
	15.3	Taxable Supply	17
	15.4	Tax Invoice	17
	15.5	Penalties and Interest	17
	15.6	Reimbursement and Indemnity Payments	17

16	Notices		17
	16.1	Form of Notice	17
	16.2	Vendor Representative	18
	16.3	Appointment of Escrow Agent	19
	16.4	Address for service	19

17	General		19
	17.1	Further assurances	19
	17.2	Severability	19
	17.3	Non-merger of provisions	19
	17.4	Waiver	19
	17.5	Entire agreement	20
	17.6	No amendments without agreement	20
	17.7	Assignment	20
	17.8	Costs, expenses and stamp duty	20
	17.9	Counterparts	20
	17.10	Jurisdiction	20
	17.11	Attorneys	20

Schedule 1	Vendors, Sale Shares and Consideration	21

Schedule 2	Vendor Warranties	31

Schedule 3	Purchaser Warranties	37

Schedule 4	Contingent Shares	45

Execution Page		48

Annexure A	Application to Subscribe

Annexure B	Sophisticated Investor Certificate

Annexure C	Consultancy Agreement

Annexure D	Escrow Agreement

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Parties

THE PARTIES LISTED IN SCHEDULE 1

(Vendors)

ANTHONY SMITHYMAN AND MARGARET SMITHYMAN

of 14 Norfolk Avenue, Collaroy New South Wales 2097	(Managers)

AMPLIPHI AUSTRALIA PTY LTD (ACN 159 983 356)

of C/O Mills Oakley Lawyers, Level 6, 530 Collins Street, Melbourne, VIC 3000

(Purchaser)

AMPLIPHI BIOSCIENCES CORPORATION

of 800 E. Leigh St 54 Richmond, VA 23219, United States of America

(Ampliphi)

SPECIAL PHAGE HOLDINGS PTY LTD (ACN 102 575 511)

of Unit 5, 14 Kurraba Road, Neutral Bay, NSW 2089

(Company)

Background

A.	The Vendors own the Sale Shares as set out in Schedule 1.

B.	The Purchaser has offered to buy the Sale Shares on the terms and conditions of this agreement.

C.	All the issued Shares in the Purchaser are legally and beneficially owned by Ampliphi.

Terms and conditions

1	Definitions and Interpretation

1.1	Definitions

In this agreement, unless the context otherwise requires:

Acceptance Forms means the forms to be completed by a Vendor to constitute the Vendor’s acceptance of the Offer, which will include a Share Transfer and an Application to Subscribe for the Consideration Shares (in the form attached as Annexure A).

Business Day means a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Melbourne, Victoria, Sydney, New South Wales and the state of Virginia in the United State of America.

Claim includes a claim, notice, demand, action, proceeding, litigation, prosecution, arbitration, investigation, judgment, award, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent and whether based in contract, tort or statute.

Cleared Funds means a balance in an account that is able to be withdrawn or used in financial transactions.

Company Material Adverse Change means an event or series of events between the date of this agreement and the Completion Date which has had a material adverse effect on the business of the Company or the financial condition and results of operation of the Company.

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Completion means completion of the sale and purchase of the Sale Shares on the Completion Date in accordance with clause 4.

Completion Date means the day that is the next Business Day following the day on which each of the Conditions Precedent have been satisfied or waived or such other date as the Vendor Representative and the Purchaser agree in writing.

Completion Shares mean the shares of common stock in the issued share capital of Ampliphi due from the Purchaser to the Vendors as consideration at Completion and which will be issued directly to the Vendors on Completion, as set out in Schedule 1

Conditions Precedent has the meaning given in clause 2.1.

Consideration Shares means the total shares of common stock in the issued share capital of Ampliphi which are due from the Purchaser to the Vendors as consideration, as set out in Schedule 1, including the Completion Shares, the Contingent Shares and the Escrow Shares.

Contingent Shares means the shares of common stock in the issued share capital of Ampliphi that are due from the Purchaser to the Managers as consideration in the circumstances described in clause 7 and as set out in Schedule 4.

Controller means, in relation to an entity, a person or a party:

(a)	a receiver, receiver and manager, administrator or liquidator (whether provisional or otherwise) of that person or that person's property; or

(b)	anyone else who (whether or not as agent for the person) is in possession, or has control, of that person's property to enforce an Encumbrance.

Corporations Act means the Corporations Act 2001 (Cth).

Duty means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes, but is not limited to, any interest, fine, penalty, charge or other amount imposed in respect of the above but excludes any Tax.

Encumbrance means an interest or power:

(a)	reserved in or over an interest in any asset including any retention of title; or

(b)	created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust arrangement, power, assignment, hypothecation, security interest or preferential right, by way of security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above.

End Date means 31 October 2012, or such later date as agreed in writing by the Purchaser, Ampliphi and the Vendor Representative.

Escrow Agent means Computershare Trust Company N.A. or such other agent as agreed by the Purchaser, Ampliphi and the Vendor Representative prior to the Completion Date.

Escrow Agreement means the agreement between the Purchaser, Ampliphi, the Vendor Representative and the Escrow Agent setting out the terms on which the Escrow Agent will hold and release the Escrow Shares and the Contingent Shares to the Vendors and Managers in the form as set out in Annexure D. All costs of the Escrow Agent under the Escrow Agreement will be borne by the Purchaser.

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Escrow Shares means 8 million shares of common stock in Ampliphi that are due from the Purchaser to the Vendors as consideration (subject to this agreement), as set out in Schedule 1 and dealt with under clause 8.

Execution Date means the date of this agreement.

Government Agency means any government or governmental, semi governmental, administrative, fiscal, or judicial body, department, commission, authority, tribunal, agency or entity.

GST has the meaning it has in the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Law has the meaning it has in the GST Act.

Insolvency Event means, in relation to an entity, a person or a party, any one or more of the following events or circumstances:

(a)	being in liquidation or provisional liquidation or under administration;

(b)	having a Controller or analogous person appointed to it or any of its property;

(c)	being taken under section 459F(1) of the Corporations Act to have failed to comply with a statutory demand;

(d)	being unable to pay its debts or being otherwise insolvent;

(e)	becoming an insolvent under administration, as defined in section 9 of the Corporations Act;

(f)	entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors;

(g)	any analogous event or circumstance under the laws of any jurisdiction; or

(h)	taking any step or being the subject of any action that is reasonably likely to result in any of the above occurring (including the convening of a meeting or presenting a petition or order for winding up), unless such event or circumstance occurs as part of a solvent reconstruction, amalgamation, compromise, arrangement, merger or consolidation approved by the other party (which approval is not to be unreasonably withheld or delayed).

Liability includes all liabilities, losses, damages, costs, interest, fees, penalties, fines, assessments, forfeiture and expenses of whatever description (whether actual, contingent or prospective).

Loan Repayment Deed means the agreement between Cellabs Pty Ltd, the Company and Ampliphi dated on or about the date of this agreement. The Loan Repayment Deed sets out the terms for repayment by Ampliphi of the debt due by the Company to Cellabs Pty Ltd.

Loss means any loss, including any damage, claim, action, liability, cost, expense, charge, penalty, outgoing or payment (including in relation to Duty or Tax) and legal costs and expenses.

Managers means Anthony Smithyman and Margaret Smithyman, both of whom are also Vendors.

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Management Vendors’ Warranty Deed means the deed between the Managers, the Purchaser and Ampliphi dated on or about the date of this agreement.

Market Value means the fair market value of one Consideration Share as determined by the Board of Directors of Ampliphi, acting in good faith; provided, however, that where a public market exists for equivalent shares of Ampliphi at the date of determination, the fair market value per Consideration Share shall be the average of the closing bid and asking prices of the common stock or the closing price quoted on the national securities exchange or quotation service on which the common stock is listed or quoted as published in the Wall Street Journal, as applicable, for the relevant following period:

(a)	in respect of a Claim that is notified within 6 months from Completion Date, the period from Completion Date to the date that notice is given of the Claim; and

(b)	in respect of a Claim that is notified more than 6 months from Completion Date, the period from Completion Date to the date that is six months after Completion Date..

Offer means the offer by the Purchaser to the Vendors to buy the Sale Shares on the terms and subject to the conditions set out in this agreement.

Purchase Price is described in clause 3.3.

Purchaser Material Adverse Change means an event or series of events between the date of this agreement and the Completion Date which has had a material adverse effect on the business of Ampliphi or the Purchaser or the financial condition and results of operation of Ampliphi or the Purchaser.

Purchaser Warranties means the warranties and representations set out in Schedule 3.

Sale Shares means the shares held by the Vendors in the Company as set out in Schedule 1.

Share Transfer means a written transfer form for the transfer of a Vendor’s Sale Shares to the Purchaser. The Share Transfer will be in the form which has been negotiated and agreed between the Vendor Representative and the Purchaser.

State means the state of New South Wales in the Commonwealth of Australia.

Tax means any tax, levy, charge, impost, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any Government Agency and includes, GST, any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of, any of the above, but excludes Duty and any income tax of a party.

Tax Law means any Law relating to Tax.

US Securities Act means the U.S. Securities Act of 1933, as amended.

Vendor Representative means Anthony Smithyman.

Vendor Warranties means the warranties and representations set out in Schedule 2.

1.2	Interpretation

In this agreement headings and words in bold are inserted for convenience and do not affect the interpretation of this agreement and unless the contrary intention appears:

(a)	a reference to this agreement or another instrument includes any variation or replacement of any of them;

(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re enactments or replacements of any of them;

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(c)	the singular includes the plural and vice versa;

(d)	the word 'person' includes a firm, a body corporate, an unincorporated association or an authority;

(e)	a reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(f)	if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(g)	a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(h)	if an act prescribed under this agreement to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day;

(i)	if an event must occur on a stipulated day that is not a Business Day then the stipulated day will be taken to be the next Business Day;

(j)	a reference to time is a reference to Sydney time;

(k)	a reference to any thing (including any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to any one or more of them;

(l)	a reference to a part, clause, party, attachment, exhibit or schedule is a reference to a part and clause of, and a party, attachment, exhibit and schedule to, this agreement and a reference to this agreement includes any attachment, exhibit and schedule;

(m)	a reference to $ is to Australian currency and any amount payable under this agreement is payable in Australian currency, unless denominated or specified otherwise; and

(n)	terms defined in the Corporations Act are used in this agreement with the same defined meaning.

1.3	Inclusive expressions

Specifying anything in this agreement after the words ‘including’, ‘includes’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.

2	Conditions Precedent

2.1	Conditions

Completion is conditional upon the satisfaction of the following:

(a)	Acceptance of Offer: Vendors holding at least 90% of the Sale Shares accept the Offer by signing and returning to the Company the Acceptance Forms and this agreement;

(b)	due diligence: the Purchaser notifies the Vendor Representative that it has completed its due diligence investigations to its satisfaction;

(c)	options: all options that have been issued in respect of the capital of the Company have been exercised to the satisfaction of the Purchaser or the period during which those options can be exercised has expired;

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(d)	Management Vendors’ Warranty Deed: the Management Vendors’ Warranty Deed has been properly executed by each of the Managers;

(e)	Loan Repayment Deed: the Loan Repayment Deed has been executed by each of the parties named in that agreement;

(f)	No disclosure required: certificates in the form set out at Annexure B have been duly completed and executed by Vendors (where applicable) and Ampliphi notifies the Vendor Representative that Ampliphi is satisfied that the Consideration Shares can be issued without disclosure under the Corporations Act ;

(g)	Ampliphi meeting: a meeting of the board of directors of Ampliphi has been convened and has approved the issue of the Consideration Shares to the Vendors and a true copy of the minutes of the Board evidencing approval of the issue of the Consideration Shares has been provided by the Purchaser to the Vendor Representative;

(h)	Escrow Agent: the Escrow Agent is appointed and the Escrow Deed has been signed by all parties;

(i)	Consultancy Agreement – Tony Smithyman: Ampliphi has appointed Tony Smithyman as a consultant, effective from the Completion Date, on the terms contained in the agreement attached as Annexure C; and

(j)	other approvals: all other regulatory or other approvals that the parties mutually agree are necessary in connection with the transactions contemplated by this agreement are obtained,

(collectively, Conditions Precedent).

2.2	Notice

The Purchaser and the Vendor Representative must promptly notify each other in writing if either one of them or they become aware that any Condition Precedent has been satisfied or has become incapable of being satisfied.

2.3	Reasonable endeavours

(a)	The Vendor Representative and the Purchaser must use all reasonable endeavours to ensure that the Conditions Precedent are satisfied as expeditiously as possible and in any event on or before the End Date.

(b)	The Vendor Representative and the Purchaser must each keep each other informed of the progress towards satisfaction of its obligations under clauses 2.3(a).

(c)	The Vendor Representative and the Purchaser must provide all reasonable assistance to each other as is necessary to satisfy the Conditions Precedent.

2.4	Waiver

(a)	The Conditions Precedent in sub-clauses (a) to (f) of clause 2.1 may only be waived by the Purchaser, in its absolute discretion and subject to any conditions the Purchaser thinks fit to impose, by written notice to the Vendor Representative.

(b)	All other Conditions Precedent (other than those referred to in subclause (a) of this clause 2.4) may only be waived by the mutual agreement of the Vendor Representative and the Purchaser.

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2.5	Termination

This agreement will end and the Offer will lapse if:

(a)	the Conditions Precedent are not satisfied, or waived in accordance with clause 2.4, by the End Date and:

(i)	either the Purchaser gives written notice to the Vendor Representative; or

(ii)	the Vendor Representative gives written notice to the Purchaser, that it wishes to end this agreement; or

(b)	the Conditions Precedent become incapable of satisfaction and the parties agree that any of the Conditions Precedent cannot be satisfied.

2.6	No binding agreement for transfer

For the avoidance of doubt, nothing in this agreement will cause a binding agreement for the transfer of shares to arise unless and until the Conditions Precedent have been satisfied or waived in accordance with clause 2.4 and no person will obtain rights in relation to shares as a result of this agreement unless and until those conditions have been satisfied.

3	Sale and Purchase

3.1	Sale of Sale Shares

(a)	The Purchaser offers to purchase the Sale Shares (free and clear of all Encumbrances) on the Completion Date for the Purchase Price.

(b)	By completing, duly signing and returning this agreement and the Acceptance Forms, each Vendor:

(i)	agrees (subject to and conditional upon Completion) to sell that Vendor’s Sale Shares to the Purchaser for the Purchase Price applicable to that Vendor’s Sale Shares, free and clear of all Encumbrances;

(ii)	warrants to the Purchaser in accordance with clause 6;

(iii)	accepts the terms and conditions contained in this agreement; and

(iii)	will have the benefit of the Purchaser Warranties and the Purchaser and Ampliphi acknowledge that the Vendors are each entering into this agreement in reliance on the Purchaser Warranties.

3.2	Associated rights

Each Vendor who accepts the Offer must sell their Sale Shares to the Purchaser together with all rights attached to them as at the Completion Date.

3.3	Purchase Price

The Purchase Price consists of 40 million Consideration Shares (subject to this agreement) being:

(a)	the Completion Shares, which must be issued to the Vendors on the Completion Date;

(b)	the Contingent Shares, which are part of the Consideration Shares due to the Managers (subject to this agreement) will be issued to the Escrow Agent and released to the Managers (subject to various milestones being achieved or liability claims being made) in accordance with clause 7 and Schedule 4; and

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(c)	the Escrow Shares, which must be issued to the Escrow Agent and dealt with in accordance with clause 8.

3.4	Consideration

The consideration due to the Vendors for the Sale Shares comprises only:

(a)	The Completion Shares;

(b)	The Contingent Shares; and

(c)	The Escrow Shares.

The Vendors acknowledge that various restrictions apply to the Consideration Shares and to each Vendor’s right to dispose of the Consideration Shares, as set out in Schedule 2 Parts A and B.

3.5	Purchaser and Ampliphi

The Purchaser must cause Ampliphi to satisfy clause 3.3.

4	Completion

4.1	Time and Date

Completion must take place at the offices of the Company at 27 Dale Street, Brookvale, NSW 2100 at 2.00pm on the Completion Date, or at any other place or time agreed in writing between the Company and the Purchaser.

4.2	Vendors’ obligations at Completion

(a)	At Completion, each of the Vendors must give to the Purchaser the following documents:

(i)	share certificates for that Vendor’s Sale Shares (or an indemnity in the form reasonably required by the Purchaser in the case of any missing share certificates);

(ii)	completed and executed Share Transfers in respect of that Vendor’s Sale Shares to the Purchaser, signed by the transferor;

(iii)	an application to subscribe, in the form attached to this agreement as Annexure A, for the Consideration Shares to be issued to that Vendor; and

(iv)	(where applicable) a completed and signed Sophisticated and Professional Investor Certificate in the form attached to this agreement as Annexure B.

(b)	At Completion, the Vendors and/or the Company (as the case may be) authorise the Vendor Representative to give to the Purchaser:

(i)	a copy of the Escrow Agreement duly signed by the Vendor Representative on behalf of the Vendors;

(ii)	a copy of the Loan Repayment Deed duly signed by the Company and Cellabs Pty Ltd;

(ii)	the Company’s minute books and statutory records;

(iii)	ledgers, journals and books of account of the Company;

(iv)	cheque books of the Company and a list of all bank accounts kept by the Company;

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(v)	a duly completed authority for the alteration of the signatories of each bank account of the Company in the same manner required by the Purchaser by written notice before the Completion Date;

(vi)	a consent to act as a director, secretary or public officer from each person the Vendors wish to appoint as a director, secretary and public officer of the Purchaser (being Anthony Smithyman) and Ampliphi (being Anthony Smithyman and Tony Gellert) on and from Completion.

4.3	Company board meeting

At Completion, a meeting of the board of directors of the Company must be convened to approve the registration of the Purchaser as the holder of the Sale Shares in the books of the Company, subject to the payment of Duty (if any) on the transfer of those Sale Shares.

4.4	Purchaser’s obligations at Completion

If the Vendors perform their obligations in this clause 4, at Completion the Purchaser must:

(a)	Issue the Completion Shares to the Vendors;

(b)	Issue the Contingent Shares and Escrow Shares to the Escrow Agent as trustee;

(c)	Provide a copy of the Escrow Agreement duly signed by the Purchaser, Ampliphi and the Escrow Agent to the Vendor Representative; and

(d)	Provide a copy of the Loan Repayment Deed duly signed by Ampliphi to the Vendor Representative.

4.5	Purchaser board meeting

At or before Completion, the Purchaser must procure that a meeting of the board of directors of the Purchaser shall have been convened to approve the issue of the Consideration Shares to the Vendors;

4.6	Completion simultaneous

(a)	The actions to take place as contemplated by this clause 4, are interdependent and must take place, as nearly as possible, simultaneously except for acts permitted by clause 4.5 to have taken place before Completion. If one action does not take place, then without prejudice to any rights available to any party as a consequence:

(i)	there is no obligation on any party to undertake or perform any of the other actions;

(ii)	to the extent that such actions have already been undertaken, the parties must do everything reasonably required to reverse those actions; and

(iii)	each Vendor and the Purchaser must each return to the other all documents delivered to it under clause 4 and must each repay to the other all payments received by it under clause 4, without prejudice to any other rights any party may have in respect of that failure.

(b)	The actions to take place as contemplated by this clause 4 and the Managers Warranty Deed are interdependent and must take place, as nearly as possible, simultaneously, except for acts permitted by clause 4.5 of this agreement which must have taken place before Completion, if one action does not take place, then without prejudice to any rights available to any party as a consequence:

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(i)	there is no obligation on the Purchaser to undertake or perform any of the other actions under this agreement;

(ii)	to the extent that such actions have already been undertaken, the parties must do everything reasonably required to reverse those actions; and

(iii)	if required by the Purchaser, each Vendor and the Purchaser must each return to the other all documents delivered to it under this clause 4 and must each repay to the other all payments received by it under this clause 4, without prejudice to any other rights any party may have in respect of that failure.

(c)	The Purchaser may, in its sole discretion, waive any or all of the actions that the Vendor is required to perform under this clause 4 and the Vendor may, in its sole discretion, waive any or all of the actions that the Purchaser is required to perform under this clause 4.

5	Period after Completion

5.1	Exercise of rights of registered shareholder

(a)	From Completion, until the Sale Shares are registered in the name of the Purchaser, each of the Vendors:

(i)	hereby appoints the Purchaser as sole proxy of that Vendor to attend meetings of the Company’s shareholders and exercise the votes attached to the Sale Shares, and must not itself attend or vote at those meetings; and

(ii)	shall promptly take all other actions in the capacity of a registered holder of the Sale Shares as the Purchaser directs in writing to the Vendor and at the Purchaser’s cost.

6	Vendor Warranties

6.1	Giving of Vendor Warranties

Subject to clause 9 and the limitations in Part C of Schedule 2, by accepting the Offer, each of the Vendors gives each of the Vendor Warranties in favour of the Purchaser and Ampliphi on the Execution Date and the Completion Date.

6.2	Independent warranties

Each of the Vendor’s Warranties are to be construed independently of the others and are not limited by reference to any other Vendor Warranty, except if that limit or restriction is clearly stated in the relevant Vendor Warranty.

6.3	Reliance

Each of the Vendors acknowledges that the Purchaser and Ampliphi have entered into this agreement and will complete this agreement in reliance on the Vendor Warranties.

7	Manager’s Contingent Shares

The Managers acknowledge that 6 million of the Consideration Shares due to each of the Managers under this agreement (12 million Consideration Shares in total - the Contingent Shares) will be issued to, and held by, the Escrow Agent on trust from the Completion Date. Subject to the conditions in clause 4 being met, on Completion the Purchaser must procure Ampliphi to issue the Contingent Shares to the Escrow Agent. The Purchaser must procure the Escrow Agent to release the Contingent Shares to the Managers on the terms contained in Schedule 4.

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8	Escrow Shares

8.1	Escrow Shares

(a)	On the Completion Date, and subject to the requirements in clause 4 being met, the Purchaser must procure Ampliphi to issue the Escrow Shares to the Escrow Agent.

(b)	The Escrow Shares must be issued to, and held by (subject to Claims made under this agreement or the Escrow Agreement), the Escrow Agent for the period of 12 months from the Completion Date (“Escrow Period”), except that at the end of the Escrow Period, the Escrow Agent shall continue to hold Escrow Shares with a value sufficient to satisfy any Claim for which any Vendor may be liable under this agreement for which the Purchaser or Ampliphi has provided notice and which has not been resolved as of the end of the Escrow Period (“Pending Ciaim”) until the final resolution of such Pending Claim.

(c)	Following the Escrow Period the Purchaser must procure the Escrow Agent to:

(i)	release to each Vendor the number of Escrow Shares specified in Schedule 1 minus (A) the number of Escrow Shares that must be relinquished under clause 10 to help satisfy that Vendor’s liability and (B) the number of shares described in Section 8.1(b) with respect to any Pending Claim (subject to receiving signed share transfers from each relevant Vendor in a form reasonably acceptable to the Purchaser); and

(ii)	continue to hold any Escrow Shares that have a value sufficient to satisfy any Pending Claim and deal with the Escrow Shares that must be relinquished under clause 10 to help satisfy the Vendor’s liability in any manner determined by the Purchaser (at the Purchaser’s complete discretion).

8.2	Escrow restrictions

During the Escrow Period, the Vendors may not, and the Purchaser must procure that the Escrow Agent does not, do any of the following:

(a)	dispose of, or agree or offer to dispose of, the Escrow Shares;

(b)	create, or agree or offer to create, any security interest in the Escrow Shares; or

(c)	do, or omit to do, any act if the act or omission would have the effect of transferring effective ownership or control of the Escrow Shares.

9	Limitations of Liability

Except in the case of fraud or evasion, the maximum aggregate amount recoverable by the Purchaser and/or Ampliphi (in total) from each Vendor in relation to any Loss or Claim under or in connection with this agreement (including, but without limitation, under or in connection with the Vendor Warranties) is the Market Value of the Escrow Shares allocated to that Vendor in Schedule 1. These limitations will not apply to:

(a)	the warranties given by a Vendor under Schedule 2, Part A paragraph 1 (Title to Vendor’s Shares); or

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(b)	the warranties given by the Managers under the Management Vendors’ Warranty Deed; or

(c)	legal costs of the Purchaser or Ampliphi reasonably incurred if these are ordered by a court or in a dispute resolution forum.

10	Satisfaction of Claims

(a)	Where a Vendor is liable under this agreement, the Vendor must relinquish (and take any other action necessary to effect this) Escrow Shares to the Purchaser in accordance with clause 10(b).

(b)	For the purposes of clause 10(a) the number of Escrow Shares that must be relinquished to the Purchaser will be determined by the following formula:

A= B / C

where:

A= Number of Escrow Shares that the Vendor must relinquish to the Purchaser;

B= The total liability of the Vendor in respect of the relevant Claim which is to be satisfied by the Vendor by relinquishing Escrow Shares to the Purchaser; and

C= Market Value of an Escrow Share.

11	Dispute Resolution

(a)	If the Purchaser and/or Ampliphi has or claims to have incurred or suffered any Loss for which it is or may be entitled to indemnification, compensation or reimbursement against a Vendor under this agreement, Ampliphi may deliver a claim notice (a “Vendor Claim Notice”) to the Vendor and to the Escrow Agent. Each Vendor Claim Notice shall be executed by an appropriate officer of Ampliphi and shall state that Ampliphi in good faith believes that there is or has been a breach of a warranty or covenant contained in this agreement or that the Purchaser and/or Ampliphi is otherwise entitled to indemnification, compensation or reimbursement under the this agreement and contain a brief description of the circumstances supporting the Ampliphi’s belief that there is or has been such a breach or that the Purchaser and/or Ampliphi is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a good faith, non-binding, preliminary estimate of the amount of Loss the Purchaser and/or Ampliphi claims to have so incurred or suffered and specifically set forth the precise number of Escrow Shares to be disbursed to the Purchaser and/or Ampliphi in satisfaction of such claim (the “Vendor Claimed Amount”) and a statement that the Vendor must respond to the Vendor Claim Notice within 28 days or the Vendor Claim notice shall be deemed to be agreed.

(b)	Within 28 days after providing notice to the Vendor of a Vendor Claim Notice, the Vendor may deliver to Ampliphi a written response (the “Vendor Response Notice”) in which the Vendor:

(i)	agrees that a whole number of Escrow Shares, as set forth in the Vendor Claim Notice and collectively having a Market Value equal to the full Vendor Claimed Amount may be released by the Escrow Agent to Ampliphi;

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(ii)	agrees that a whole number of Escrow Shares collectively having a Market Value equal to part, but not all, of the Vendor Claimed Amount (the “Vendor Agreed Amount”) may be released from the Escrow Account to Ampliphi; or

(iii)	indicates that no part of the Vendor Claimed Amount may be released from the Escrow Account to Ampliphi. Any part of the Vendor Claimed Amount and the precise number of Vendor Escrow Shares corresponding to such Vendor Claimed Amount that is not to be released to Ampliphi shall be the “Vendor Contested Amount.”

If a Vendor Response Notice is not received by Ampliphi within such 28-day period, then the Vendor Representative shall be deemed to have agreed that Escrow Shares collectively having a Market Value equal to the full Vendor Claimed Amount shall be released to Ampliphi by the Escrow Agent and Ampliphi may give instructions to the Escrow Agent to this effect.

(c)	If the Vendor delivers a Vendor Response Notice agreeing that the number of Escrow Shares, as set forth in the Vendor Claim Notice and collectively having a Market Value equal to the full Vendor Claimed Amount may be released from the Escrow Account to Ampliphi, or if the Vendor does not deliver a Vendor Response Notice in accordance with clause 11(b), Ampliphi may instruct the Escrow Agent to promptly following the receipt of the Vendor Response Notice (or, if the Escrow Agent has not received a Vendor Response Notice, promptly following the expiration of the 28-day period referred to in clause 11(b), deliver to Ampliphi such Escrow Shares. Such payment shall be deemed to be made in full satisfaction of the claim described in such Vendor Claim Notice.

(d)	If the Vendor delivers a Vendor Response Notice agreeing that Escrow Shares collectively having a Market Value equal to part, but not all, of the Vendor Claimed Amount may be released from the Escrow Account to Ampliphi, then the Vendor shall specify the precise number of Other Vendor Escrow Shares to be released in the Vendor Response Notice and Ampliphi may instruct the Escrow Agent to deliver to Ampliphi the number of Escrow Shares specified in the Vendor Response Notice that shall collectively have a Market Value equal to the Vendor Agreed Amount.

(e)	If the Vendor delivers a Vendor Response Notice indicating that there is a Vendor Contested Amount, the Vendor and Ampliphi shall attempt in good faith to resolve the dispute related to the Vendor Contested Amount. If Ampliphi and the Vendor shall resolve such dispute, such resolution shall be binding on the Vendor to which the Vendor Claim Notice relates and the Purchaser and/or Ampliphi and a settlement agreement shall be signed by the Purchaser and/or Ampliphi and the Vendor and sent to the Escrow Agent, who Ampliphi may instruct to, upon receipt thereof, if applicable, release Escrow Shares from the Escrow Account in accordance with such agreement.

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(f)	If the Vendor and Ampliphi do not resolve the dispute related to the Vendor Contested Amount within 28 Business Days after the Vendor Response Notice is given (or such longer period as the Vendor and Ampliphi agree) then the dispute must be referred for resolution to an independent expert agreed by the Vendor and Ampliphi within a further 5 Business Days. If they cannot agree on who the independent expert will be within that time period, either of the Vendor and Ampliphi may request the president, at that time, of the Institute of Arbitrators and Mediators Australia (or the president’s nominee) to appoint an independent expert to resolve the dispute. The person agreed by the Vendor and Ampliphi or nominated by the Institute of Arbitrators and Mediators Australia will be the “Expert” for the purposes of this clause. The Vendor and Ampliphi must instruct the Expert to determine the dispute within the shortest practicable time, and to deliver to the Vendor and Ampliphi a report (“Expert’s Report”) which states the Expert’s decision on the dispute. The Expert will act as an expert, not as an arbitrator, in determining the dispute but should give each of the Vendor and Ampliphi an opportunity to make written submissions. The Expert’s determination must be made as soon as possible. The Expert’s decision is final, conclusive and binding (except in the case of manifest error). The parties hereto will endeavour to procure that the engagement documents for the Expert will provide for such Expert to endeavour to provide a decision within 10 Business Days of appointment, subject to delays resulting from the action or inaction of the Vendor or Ampliphi. Each party must bear its own costs in complying with this paragraph. The non-prevailing party in any arbitration shall pay the Expert’s fees and expenses. For purposes of this Section, the non-prevailing party shall be determined solely by the Expert. Any amounts payable to the Purchaser and/or Ampliphi by the Vendor shall be paid out of Shares pursuant to the written decision of the Experti.

(g)	The parties agree that the Escrow Agent shall release Escrow Shares from the Escrow Account in connection with any Vendor Contested Amount within five Business Days after the delivery to it of:

(i)	a copy of a settlement agreement executed by the Purchaser and/or Ampliphi and the Vendor Representative setting forth specific instructions to the Escrow Agent as to the precise number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Vendor Contested Amount and the identity of the party or parties to which such disbursement is to be made, or

(ii)	a copy of the Expert’s decision referred to and as provided in clause 11(b) setting forth specific instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Vendor Contested Amount, and Ampliphi must give notice to the Escrow Agent attaching copies of these documents (as soon as reasonably possible after receiving the relevant document) to effect the content

(h)	Any Escrow Shares released from the Escrow Account to the Purchaser and/or Ampliphi shall be deemed to reduce the Escrow Shares allocated to such Vendor with respect to whom the Vendor Claim Notice relates.

12	Purchaser Warranties

12.1	Giving of Purchaser Warranties

Ampliphi and the Purchaser give the Purchaser Warranties in favour of the Vendors as at the Execution Date and as at the Completion Date subject to the limitations in Part B of Schedule 3.

12.2	Independent warranties

Each of the Purchaser Warranties are to be construed independently of the others and are not limited by reference to any other Purchaser Warranty, except if that limit or restriction is clearly stated in the relevant Purchaser Warranty.

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12.3	Reliance

Ampliphi and the Purchaser acknowledge that the Vendors have accepted the Offer and will complete this agreement in reliance on the Purchaser Warranties.

11.4	Breach of Purchaser Warranty

If any of the Purchaser Warranties are breached and that breach has a material adverse impact on the value of the Consideration Shares, Ampliphi or the Purchaser (as the case may be) will be liable to pay to the relevant Vendor (subject to Ampliphi or the Purchaser (as the case may be) receiving a written notice specifying full particulars of the Claim) the amount by which the value of the Consideration Shares issued to that Vendor is less than would have been the case if there had no breach of the Purchaser Warranty.

13	Termination

13.1	Termination by the Purchaser

(a)	If prior to Completion the Purchaser becomes aware of any matter which:

(i)	Is a breach of any of the Vendor Warranties and such breach materially and adversely affects the total value of the Sale Shares;

(ii)	Is a breach of any of the Managers’ warranties under the Management Vendors’ Warranty Deed and such breach materially and adversely affects the total value of the Sale Shares;

(iii)	Is a breach of any of the Vendor obligations under clause 4 in a material way; or

(iv)	Is a Company Material Adverse Change,

then the Purchaser may at any time before Completion terminate this agreement and withdraw the Offer by giving written notice to the Vendor Representative. If this agreement terminates under this clause 13.1 all other rights that the Purchaser has against any of the Vendors at law, or in equity remain unaffected, subject to clauses 1 and 9.

(b)	Clause 13.1(a) does not apply if Completion cannot occur because the Purchaser is in breach of this agreement.

13.2	Termination by the Vendors

(a)	If prior to Completion, the Vendor Representative becomes aware of any matter which:

(i)	Is a breach of any of the Purchaser Warranties and such breach materially and adversely affects the total value of the Consideration Shares; or

(ii)	Is a breach by the Purchaser or Ampliphi of clause 4 in a material way; or

(iii)	Is a Purchaser Material Adverse Change,

then the Vendor Representative may at any time before Completion terminate this agreement by giving written notice to the Purchaser. If this agreement terminates under this clause 13.2 all other rights that the Vendors have against the Purchaser at law, or in equity remain unaffected.

(b)	Clause 13.2(a) does not apply if the Purchaser cannot complete because the Vendors are in breach of this agreement.

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14	Confidentiality and Announcements

14.1	Dictionary

The following definitions apply in this clause 14.

Confidential Information means any written or oral information of a technical, business or financial nature or which is taken by any provision of this agreement to be Confidential Information, or which the Discloser makes the Recipient aware is considered by the Discloser to be confidential and proprietary, and includes all information that is personal information for the purposes of the Privacy Act 1988 (Cth), but does not include information which the Recipient can establish:

(a)	was in the public domain when it was given to the Recipient;

(b)	becomes, after being given to the Recipient, part of the public domain, except through disclosure contrary to this agreement;

(c)	was in the Recipient’s possession when it was given to the Recipient and had not been acquired in some other way (directly or indirectly) from the Discloser; or

(d)	was lawfully received from another person who had the unrestricted legal right to disclose that information free from any obligation to keep it confidential.

Discloser means the party giving information.

Recipient means the party to whom information is given.

14.2       Confidentiality obligations

Each party must:

(a)	keep the Confidential Information confidential and not disclose it or allow it to be disclosed to a third party except:

(i)	with the prior written approval of the other parties; or

(ii)	to officers, shareholders, employees and consultants or advisers of a party (or its related bodies corporate) who have a need to know (and only to the extent that each has a need to know) for the purposes of this agreement and are aware that the Confidential Information must be kept confidential; and

(b)	take or cause to be taken reasonable precautions necessary to maintain the secrecy and confidentiality of the Confidential Information.

14.3	Announcements

No announcement, press release or other communication of any kind relating to the negotiations of the parties or the subject matter or terms of this agreement must be made or authorised by or on behalf of a party without the prior written approval of each other party, including the form and content of that disclosure, unless that announcement, press release or communication is required to be made by law or any order of any court, tribunal, authority or regulatory body.

14.4	Exceptions

The obligations of confidentiality under this agreement do not extend to information (whether before or after this agreement is executed):

(a)	disclosed to a party, but at the time of disclosure is rightfully known to or in the possession or control of the party and not subject to an obligation of confidentiality on the party;

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(b)	that is public knowledge (except because of a breach of this agreement or any other obligation of confidence); or

(c)	required to be disclosed by law or any order of any court, tribunal, authority or regulatory body or in connection with the enforcement of this agreement or by the rules of a recognised stock exchange.

14.5	Survival

This clause 14 continues despite the termination of this agreement.

15	GST

15.1	Definitions

In this clause 15, any expression used that is defined in GST Law has the defined meaning.

15.2	Consideration is GST Exclusive

Any consideration to be paid or provided for a supply made under or in connection with this agreement does not include an amount of GST (GST Exclusive Consideration).

15.3	Taxable Supply

If any supply by one party (Supplier) to another party (Recipient) under or in connection with this agreement is a taxable supply, then the amount due to the Supplier for that supply will be the sum of:

(a)	the GST Exclusive Consideration; and

(b)	the amount of GST payable by the Supplier in respect of that supply including any penalties or interest payable by the Supplier,

(the GST Amount).

15.4	Tax Invoice

The Recipient’s obligation to pay to the Supplier the GST Amount is subject to the Supplier first providing to the Recipient a tax invoice conforming with the requirements of GST Law.

15.5	Penalties and Interest

If a party becomes liable for any penalties or interest as a result of a late payment of GST, where that late payment is as a direct result of a failure of another party to comply with the terms of this clause 15, that other party shall pay to the first party an additional amount on demand equal to the amount of those penalties and interest.

15.6	Reimbursement and Indemnity Payments

If a payment to a party under this agreement is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that party, then the payment will be reduced by the amount of any input tax credit to which that party actually received for that loss, cost or expense.

16	Notices

16.1	Form of Notice

Any demand, notice, consent, approval or other communication under this agreement may be made or given by a party or the solicitor for that party provided that it:

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(a)	is in legible writing, in English and addressed to the intended recipient; and

(b)	is signed by the sender (if an individual) or by an authorised representative of the sender; and

(c)	is given to the addressee by:

(i)	delivery in person; or

(ii)	post to, or leaving at, that party’s address for service; or

(iii)	sending by fax to the party’s address for service; or

(iv)	sending by email to the party’s email address; and

(d)	is regarded as being given by the sender and received by the addressee:

(i)	if by delivery in person or by being left at the party’s address for service, upon delivery;

(ii)	if by post, two (2) Business Days from and including the date of posting by ordinary prepaid post in respect of an address for service within the Commonwealth of Australia and twenty one (21) Business Days in respect of other any address; or

(iii)	if by fax or email, when legibly received by the addressee, with receipt being evidenced by a report generated by the sender’s machine confirming uninterrupted transmission / sending;

but if the delivery or receipt occurs on a day which is not a Business Day or at a time after 5.00 pm (both the day and time being in the place of receipt) it is regarded as having been received at 9.00am on the next following Business Day.

16.2	Vendor Representative

(a)	Each Vendor, by entering into this agreement, agrees to the appointment of the Vendor Representative, as provided for in this clause 15.2.

(b)	Any consent or agreement or direction or waiver or notice given or made by the Vendor Representative in writing for the purposes of the agreement will be binding upon all of the Vendors.

(c)	The Vendors each authorise the Vendor Representative to act on behalf of all of the Vendors in the way contemplated by this agreement and by the Escrow Agreement and to take such decisions as he shall at his entire discretion determine, and (provided the Vendor Representative acts in good faith) the Vendor Representative will have and accepts no liability to any of the Vendors nor to any other person other than the Purchaser and Ampliphi in connection with or as a result of anything which the Vendor’s Representative does, refrains from doing or neglects or omits to do in connection with any matter relating to this agreement or the Escrow Agreement.

(d)	The parties acknowledge that the Vendor Representative is responsible for accepting all notices sent by the Purchaser to the Vendors as required under any provision of this agreement and under the Escrow Agreement, on behalf of the Vendors.

(e)	The Vendors acknowledge that delivery to the Vendor Representative of any notices pursuant to subclause (d) constitutes delivery to the Vendors.

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16.3	Appointment of Escrow Agent

By entering into this agreement, each Vendor agrees to the appointment of the Escrow Agent to hold the Escrow Shares pursuant to the Escrow Agreement.

16.4	Address for service

For the purposes of this clause 16, a party’s address for service and facsimile number is:

Party	Postal Address	Attention	Facsimile	Email

Vendor Representative	C/o UBK Lawyers 964 Pacific Highway, Pymble NSW 2073	Dr Tony Smithyman	(02) 9391 5577	tonysmithyman@gmail.com cc Peter.Fairfield@fresenius- kabi.com

Purchaser	800 E. Leigh St 54 Richmond, VA 23219, United States of America	Phil Young	[N/A	pjy@ampliphibio.com cc tnorgate@millsoakley.com.au

Ampliphi	800 E. Leigh St 54 Richmond, VA 23219, United States of America	Phil Young	N/A	pjy@ampliphibio.com cc tnorgate@millsoakley.com.au

Company	C/o UBK Lawyers 964 Pacific Highway, Pymble NSW 2073	Dr Tony Smithyman	(02) 9391 5577	tonysmithyman@gmail.com cc Peter.Fairfield@fresenius-kabi.com

Vendors	As per Schedule 1	As per Schedule 1	N/A	As per Schedule 1

17	General

17.1	Further assurances

Each party will promptly execute all documents and do all things that another party from time to time reasonably requires of it to effect, perfect or complete the terms and conditions of this agreement and any transaction contemplated by it.

17.2	Severability

If anything in this agreement is unenforceable, illegal or void then it is severed and the rest of this agreement remains in force.

17.3	Non-merger of provisions

A provision of this agreement which can and is intended to operate after its conclusion will remain in full force and effect.

17.4	Waiver

(a)	A single or partial exercise or waiver of a right relating to this agreement will not prevent any other exercise of that right or the exercise of any other right

(b)	A party will not be liable for any loss, cost or expense of any other party caused or contributed to by any waiver, exercise, attempted exercise or failure to exercise, or any delay in the exercise of, a right.

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17.5	Entire agreement

This agreement embodies the entire agreement and understanding between the parties concerning its subject matter and succeeds and cancels all other agreements and understandings concerning the subject matter of this agreement and any warranty, representation, guarantee or other term and condition of any nature not contained in this agreement is of no force or effect.

17.6	No amendments without agreement

This agreement may not be modified, discharged or abandoned unless by a document signed by the parties.

17.7	Assignment

The rights and obligations of each party under this agreement are personal. No party may assign, encumber or otherwise deal with such rights and obligations without the prior written consent of all other parties.

17.8	Costs, expenses and stamp duty

(a)	Each party must bear its own costs and expenses arising out of and in connection with the negotiation, preparation and execution of this agreement.

(b)	All stamp duty (including fines, penalties and interest) which may be payable on or in connection with this agreement and any instrument executed under this agreement must be borne by the Purchaser.

(c)	All costs of the Escrow Agent must be borne by the Purchaser.

17.9	Counterparts

(a)	This agreement may consist of a number of counterparts and, if so, the counterparts taken together constitute one and the same instrument.

(b)	This agreement is not binding on any party unless one or more counterparts have been duly executed by, or on behalf of, each person named as a party to this agreement and those counterparts have been exchanged.

(c)	A copy of a counterpart sent by facsimile machine or emailed as a PDF:

(i)	must be treated as an original counterpart;

(ii)	is sufficient evidence of the execution of the original; and

(iii)	may be produced in evidence for all purposes in place of the original.

17.10	Jurisdiction

This agreement is to be governed by and construed in accordance with all applicable laws in force in the State from time to time and the parties submit to the non-exclusive jurisdiction of the courts of the State.

17.11	Attorneys

Where this agreement is executed on behalf of a party by an attorney, that attorney by executing this agreement declares and warrants that he or she:

(a)	has been duly appointed; and

(b)	has no notice of the power of attorney under the authority of which he or she executes the agreement having been revoked.

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Schedule 1	Vendors, Sale Shares and Consideration

SPECIAL PHAGE HOLDINGS PTY LIMITED

A.C.N. 102 575 511

Contact	Shareholder Full Name & Address	Sale Shares (SPH Shares)	Total Consideration Shares	Escrow Shares	Completion Consideration	Contingency Shares

Dr Tony Smithyman	Anthony M Smithyman 14 Norfolk Avenue Collaroy NSW 2097 tonysmithyman@gmail.com Ph: 02 9982 5613 Mob: 0419 291 190	6,000,000	10,570,149	2,114,030	2,456,119	6,000,000

Dr Tony Smithyman	Margaret Smithyman 14 Norfolk Avenue Collaroy NSW 2097 margotsmithyman@gmail.com Ph: 02 9982 5613	6,750,000	11,891,417	2,378,283	3,513,134	6,000,000

Dr Tony Smithyman	Dr & Mrs A Smithyman PO Box 421 Brookvale NSW 2100 tonysmithyman@gmail.com Ph: 02 9982 5613	500,000	880,846	176,169	704,677	N/A

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Contact	Shareholder Full Name & Address	Sale Shares (SPH Shares)	Total Consideration Shares	Escrow Shares	Completion Consideration	Contingency Shares

Mr & Mrs D Crease	Doug & Jean Crease atf Doug & Jean Crease Super Fund 5/14 Kurraba Road Neutral Bay NSW 2089 doug@creasepartners.com.au Ph: 02 9460 0711 Mobile: 0410 425 124	762,500	1,343,290	268,658	1,074,632	N/A

Mr Tony Gellert	APG Nominees Pty Ltd atf AP Gellert Family Trust 38 Owen Street Lindfield NSW 2070 tgellert@bigpond.com Ph: 02 9880 771 Mob: 0402 333 363	950,000	1,673,607	334,721	1,338,885	N/A

Mr Tony Gellert	APG Nominees Pty Ltd atf The AP Gellert Superannuation Fund 38 Owen Street Lindfield NSW 2070 tgellert@bigpond.com Ph: 02 9880 771 Mob: 0402 333 363	750,000	1,321,269	264,254	1,057,015	N/A

Mr David Thompson	Camdare Pty Ltd 57 Braeside Street Wahroonga NSW 2076 dcthom1@attglobal.net Mob: 0408 216 713	750,000	1,321,269	264,254	1,057,015	N/A

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Contact	Shareholder Full Name & Address	Sale Shares (SPH Shares)	Total Consideration Shares	Escrow Shares	Completion Consideration	Contingency Shares

Mr Michael Flannery	Gabodi Pty Ltd C/- Instigo Lvl 8, 217 Clarence St Sydney NSW 2000 michael@instigo.com.au Ph: 02 9248 2611	250,000	440,423	88,085	352,338	N/A

Dr David Hale	Maxivend Pty Ltd atf David Hale Super Fund 9 Blenheim Road Lindfield NSW 2070 drdghale@hotmail.com Mob: 0407 464 841	250,000	440,423	88,085	352,338	N/A

Dr G H Rajasekariah	Biofirm Pty Ltd 18 Burraneer Avenue St Ives NSW 2075 raj@cellabs.com.au Ph: 02 9402 5587 Mob: 0434 035 774	225,000	396,381	79,276	317,104	N/A

Mr Neil Pickup	Arapahoe Pty Ltd PO Box 206 Balgowlah NSW 2093 neil@ovationtravel.com.au Mob: 0449 935 040	625,000	1,101,057	220,211	880,846	N/A

Mr Grant Symes	Shigetsugu Pty Ltd atf G Symes Superfund PO Box 264 Hornsby NSW 1630 gsymes@russellsymes.com.au Ph: 02 9476 6356 Mob: 0411 752 231	350,000	616,592	123,318	493,274	N/A

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Contact	Shareholder Full Name & Address	Sale Shares (SPH Shares)	Total Consideration Shares	Escrow Shares	Completion Consideration	Contingency Shares

Mr Andrew Sneddon	Jalba Pty Ltd 12 Mason Ave, Cheltenham NSW 2119 asneddon@jalba.com.au Ph: 02 9876 2863 Mob: 0418 292 490	375,000	660,634	132,127	528,507	N/A

Mr Pierre Saliba	Pierre Issa Saliba Gribbyvagen 100 163 55 Spanga, Stockholm Sweden stream away@hotmail.com Total	500,000	880,846	176,169	704,677	N/A

Mr Warren Dick	Warren J Dick C/- Price Waterhouse Coopers 201 Sussex Street Sydney NSW 2000 warren.dick@au.pwc.com Ph: 02 8286 2935 Mob: 0419 479 279	50,000	88,085	17,617	70,468	N/A

Mrs Lynda Preston	TCS Biosciences Ltd Botolph House Botolph Claydon Buckhinghamshire MK18 2LR United Kingdom Iynda.preston@tcsgroup.co.uk Ph: + 44 1296 714 222	250,000	440,423	88,085	352,338	N/A

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Contact	Shareholder Full Name & Address	Sale Shares (SPH Shares)	Total Consideration Shares	Escrow Shares	Completion Consideration	Contingency Shares

Mr Alastair Winter	Alastair Winter 55 Half Moon Lane Dulwich London SE24 9JX United Kingdom alastair.winter@danielstewart.co.uk Ph: +44 793 9265947	250,000	440,423	88,085	352,338	N/A

Mr Alastair Winter	Argyle Europe Limited 55 Half Moon Lane Dulwich London SE24 9JX United Kingdom alastair.winter@danielstewart.co.uk Ph: +44 793 9265947	225,000	396,381	79,276	317,104	N/A

Ms Anita Hibbert	Anita Hibbert 55 Half Moon Lane Dulwich London SE24 9JX United Kingdom anitachibbert@googlemail.com Ph: +44 7939 265947	50,000	88,085	17,617	70,468	N/A

Mr Howard Wigham	Howard Wigham C/- Steve Sherwood 49 Clifton Road, Clovelly NSW 2031 stevesherwood@bigpond.com Total	150,000	264,254	52,851	211,403	N/A

Mr Howard Wigham	Girby Corporation Pty Ltd atf Wigham Family Trust C/- Steve Sherwood 49 Clifton Road, Clovelly NSW 2031 stevesherwood@bigpond.com Total	50,000	88,085	17,617	70,468	N/A

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Contact	Shareholder Full Name & Address	Sale Shares (SPH Shares)	Total Consideration Shares	Escrow Shares	Completion Consideration	Contingency Shares

Mr Hugh Hurst	Hugh Hurst 60 Elms Road Clapham London SW4 9EW United Kingdom Hurst.hughe@gmail.com Ph: +44 020 7622 5807	62,500	110,106	22,021	88,085	N/A

Mrs Colleen Black	Colleen Black 5 Lakeview Parade Warriewood NSW 2102 acquaries@optusnet.com.au Mob: 0413 306 483	120,000	211,403	42,281	169,122	N/A

Mr Andrew Hibbert	Andrew Hibbert 3 bis rue du General Delanne 92200 Nueilly-sur-Seine, France andrewhibbert@gmail.com Ph: +33 67 494 7461	439,000	773,383	154,677	618,706	N/A

Mr Craig Lawn	Craig Lawn 14 The Promedade, Cheltenham NSW 2119 craig.s.lawn@au.Dwc.com Mob: 0419 278 254	125,000	220,211	44,042	176,169	N/A

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Contact	Shareholder Full Name & Address	Sale Shares (SPH Shares)	Total Consideration Shares	Escrow Shares	Completion Consideration	Contingency Shares

Colonel Samuel K Martin	Col. Samuel Martin 2916 Cabin Creek Drive Burtonsville MD 20866 United States of America njuma@aol.com Ph: +1 301 384 3017	62,500	110,106	22,021	88,085	N/A

Mr Wayne Hughes	Wayne Hughes 22 Marina Road Elanora Heights NSW 2101 whughes@businessperceptions.com.au Mob: 0419 707 022	50,000	88,085	17,617	70,468	N/A

Mr Giles Hamilton	Giles Hamilton Meiklerig Stenton East Lothian. Scotland. EH42 1 TF United Kingdom giles.hamilton@gmail.com Ph: +44 797 1046605	50,000	88,085	17,617	70,468	N/A

Mr Peter Downes	Peter Downes 77 Riviera Avenue Avalon NSW 2107 peter@peterdownes.com Ph: 02 9973 3312	50,000	88,085	17,617	70,468	N/A

Mr John Batty	John Batty 1 The Spinney Bakers Hill Hadley Common Barnet Hertfordshire EN5 5QJ United Kingdom jcrbbatty@btinternet.com Ph: +44 208 441 8939 Mob: +44 7515 061 280	137,500	242,233	48,447	193,786	N/A

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Contact	Shareholder Full Name & Address	Sale Shares (SPH Shares)	Total Consideration Shares	Escrow Shares	Completion Consideration	Contingency Shares

Mr Craig Wood	Glowcave Pty Ltd atf Wood Super Fund RBS Morgans Lvl 2 341 Barrenjoey Rd Newport NSW 2106 cwood@rbsmorgans.com Ph: 02 9998 4210 Mob: 0419 218 565	62,500	110,106	22,021	88,085	N/A

Mr Colin Gair	Wheeler Superannuation Pty Ltd Suite 237/117 Old Pittwater Road, Brookvale NSW 2100 Colin@wheeleraccounting.com.au Mob: 0412 556 695	50,000	88,085	17,617	70,468	N/A

Mr Mervyn Chappel	Mervyn Hylton Chappel & Anne Muriel Chappel atf M & A Chappel Superfund PO Box 2339 Kent Town SA 5071 mervchap@bigpond.net.au Ph: 08 8364 5337 Mob: 0419 866 810	100,000	176,169	35,234	140,935	N/A

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Share Sale Agreement

Contact	Shareholder Full Name & Address	Sale Shares (SPH Shares)	Total Consideration Shares	Escrow Shares	Completion Consideration	Contingency Shares

Mr Richard Hiam	Richard Hiam Chase Cottage Oak Grange Road West Clandon Surrey GU4 7UB United Kingdom richard hiam@hotmail.com Ph: +44 1483 223344 Mob: +44 7901 711553	108,952	191,940	38,388	153,552	N/A

Dr & Mrs H Mazure	Hubert & Hestanne Mazure atf Mazure Family Superannuation Fund 63 Rebecca Parade Winston Hills NSW 2153 humazure@hotmail.com Ph: 02 9674 2607 Mob: 0404 199 146	150,000	264,254	52,851	211,403	N/A

Mr Mark Kiss	Flying Bricks Holdings Pty Ltd atf Flying Bricks Super Fund PO Box 4218 Castlecrag NSW 2068 mkiss@psvl.com.au Mob: 00412 903 389	75,000	132,127	26,425	105,701	N/A

Ms Susan Wilcox	Ms Susan Louise Wilcox & Ms Catherine Antonia Williams atf Williams Super Fund 4/207 Ocean Street, Narrabeen NSW 2101 suewilcox@tpg.com.au Mob: 0422 217 051	50,000	88,085	17,617	70,468	N/A

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Share Sale Agreement

Contact	Shareholder Full Name & Address	Sale Shares (SPH Shares)	Total Consideration Shares	Escrow Shares	Completion Consideration	Contingency Shares

Dr Bernard Hudson	Dr Bernard Joseph Hudson PO Box 905 Balgowlah NSW 2093 berniehudson@masta.edu.au Mob: 0414 495 448	125,000	220,211	44,042	176,169	N/A

Mr Derek Johanson	Teesdale Holdings Pty Ltd atf Johanson Superfund PO Box 175 Collaroy NSW 2097 Ph: 02 9981 2333 johd@ozemail.com.au Ph: 02 9981 2333	75,000	132,127	26,425	105,701	N/A

Dr Tony Smithyman	Anthony M Smithyman ATF Staff Share Scheme C/-14 Norfolk Avenue Collaroy NSW 2097 tonysmithyman@gmail.com Ph: 02 9982 5613 Mob: 0419 291 190	750,000	1,321,269	264,254	1,057,015	N/A

Total			40,000,000	8,000,000	20,000,000	12,000,000
Total		22,705,452	40,000,000

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Schedule 2	Vendor Warranties

PART A: VENDOR WARRANTIES

1.	Title

At Completion:

(a)	the Vendor is the legal and beneficial owner of those Sale Shares which are listed next to the Vendor’s name in Schedule 1 (“Vendor’s Shares”), these constitute the complete equity interest of the Vendor in the Company and the Vendor’s Shares are free of any Encumbrance;

(b)	the Purchaser will acquire the full legal and beneficial ownership of the Vendor’s Shares free and clear of all Encumbrances, subject to registration of the Purchaser in the register of shareholders;

(c)	the Vendor’s Shares are fully paid up; and

(d)	subject to any express terms of this agreement, the Vendor is entitled to sell, assign and transfer the full legal and beneficial ownership of the Vendor’s Shares to the Purchaser on the terms set out in this agreement (without restriction).

2.	Power

(a)	The execution, delivery and performance by the Vendor of any forms and documents required to accept the Offer, transfer the Vendor’s Shares and be issued with Consideration Shares:

(i)	complies with the Vendor’s constitution or other constituent documents (if a corporate entity); and

(ii)	does not constitute a breach of any law or obligation, or cause or result in a default under any agreement, or Encumbrance, by which the Vendor is bound and that would prevent the Vendor from entering into and performing their obligations under this agreement.

(b)	All necessary authorisations for the execution, delivery and performance by the Vendor of the forms and documents referred to in clause 2(a) of this Schedule have been obtained or will be obtained before Completion.

(c)	The Vendor has full power and capacity to own its own assets and to enter into and perform its obligations under this agreement.

(d)	The Vendor (if a corporate entity) is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation.

(e)	The Vendor’s obligations under this agreement are enforceable in accordance with its terms.

3.	Securities Law Warranties

(a)	Purchase Entirely for Own Account. The Consideration Shares to be received by each Vendor are being acquired for such Vendor’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by each Vendor of any of the Consideration Shares shall constitute confirmation of the representation by each such Vendor that such Vendor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Consideration Shares.

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(b)	Disclosure of Information. Each Vendor believes that it has received from the directors of the Company that information that the Vendor considers necessary or appropriate for deciding whether to sell their Sale Shares and acquire the Consideration Shares as contemplated by this agreement. Each Vendor further represents that it has had an opportunity to ask questions and receive answers from the directors of the Company regarding the transactions contemplated by this agreement.

(c)	Investment Experience. Each Vendor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of acquiring the Consideration Shares. Each Vendor acknowledges that any acquisition of Consideration Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Consideration Shares for an indefinite period of time and to suffer a complete loss of its investment.

(d)	Accredited Investor; Non-U.S. Persons. Each Vendor, certifying on its own behalf, either:

(A)	is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect; or

(B)	(i)	certifies that such Vendor is not a “U.S. person” within the meaning of SEC Rule 902 of Regulation S, as presently in effect, and that such Vendor is not acquiring the Consideration Shares for the account or benefit of any such U.S. person,

(ii)	agrees to resell the Consideration Shares only in accordance with the provisions of Regulation S, pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such Consideration Shares unless in compliance with the US Securities Act,

(iii)	agrees that any certificates for any Consideration Shares issued to such Vendor shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the US Securities Act or pursuant to an available exemption from registration and that hedging transactions involving such Consideration Shares may not be conducted unless in compliance with the US Securities Act,

(iv)	agrees that Ampliphi is hereby required to refuse to register any transfer of any Consideration Shares issued to such Vendor not made in accordance with the provisions of Regulation S, pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration.

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PART B: VENDOR ACKNOWLEDGEMENTS

(a)	Restricted Securities. Each Vendor understands that the Consideration Shares it is acquiring are characterized as “restricted securities” under the US federal securities laws inasmuch as they are being acquired from Ampliphi in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the US Securities Act only in certain limited circumstances. In this connection, such Vendor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the US Securities Act. Such Vendor understands that the Consideration Shares have not been and will not be registered under the US Securities Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Vendor will not be able to resell or otherwise transfer his, her or its Consideration Shares unless they are registered under the US Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

(b)	Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Vendor further agrees not to make any disposition of all or any portion of the Consideration Shares unless and until the conditions of both (i) and (ii) have been met:

(i)	Either of the following (a) or (b):

(A)	There is then in effect a registration statement under the US Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(B)	(A) Such Vendor shall have notified Ampliphi of the proposed disposition and shall have furnished Ampliphi with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Ampliphi (or its agents), such Vendor shall have furnished Ampliphi (or its agents) with an opinion of counsel reasonably satisfactory to Ampliphi (or such agents) that such disposition will not require registration of such shares under the US Securities Act; and

(ii)	The transferee has agreed in writing to be bound to the terms of this Part B, pertaining to the restrictions and requirements of the US Securities Act, including, without limitation, transfer restrictions and legend requirements under Regulation S, provided that such agreement to be bound shall not be required by a transferee if Ampliphi (or its agents) are furnished with an opinion of counsel reasonably satisfactory to Ampliphi that (a) the certificates representing Purchaser Shares would, when transferred to the transferee, no longer be required to bear the applicable legends set forth below in this Part B, and (b) the transfer restrictions to which such legends relate would not apply to the Purchaser Shares when held by the transferee.

(c)	Legends. It is understood by the Vendors that the certificates evidencing the Consideration Shares will bear the following legends:

(i)	If the Vendor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect:

(ii)	“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

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(iii)	if the Vendor is not an “accredited investor” and is otherwise not a “U.S. person” within the meaning of SEC Rule 902 of Regulation S, as presently in effect:

(iv)	“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).”

(v)	“THE TRANSFER OF THESE SECURITIES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S AS PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION, AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES (INCLUDING ANY SWAP OR ANY OTHER AGREEMENT OR ANY TRANSACTION THAT TRANSFERS, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, THE ECONOMIC CONSEQUENCE OF OWNERSHIP OF THESE SECURITIES, WHETHER ANY SUCH SWAP, AGREEMENT OR TRANSACTION IS TO BE SETTLED BY DELIVERY OF ALL OR ANY PORTION OF THESE SECURITIES OR ANY OTHER SECURITIES, IN CASH OR OTHERWISE), MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE ACT.”

(vi)	Any legends otherwise required by applicable securities laws.

PART C: LIMITATIONS

1.	Time Limits

A Vendor shall not be liable for any Vendor Claim unless the Purchaser gives written notice of the Vendor Claim to that Vendor or to the Vendor Representative (containing reasonable details of the nature of the Vendor Claim), within 12 months of the Completion Date.

2,	Withdrawal

Any Vendor Claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it or other dispute resolution proceeding (such as those outlined in clause 11 or Schedule 4) have been commenced by both being issued and served within 6 months after notice has been given by the Purchaser to the Vendor or to the Vendor Representative, except where the Vendor Claim relates to a contingent liability in which case it shall be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being both issued and served within 6 months of it having become an actual liability.

4.	Maximum Liability

The maximum aggregate liability of a Vendor for any Vendor Claims is set out in clause 9.

5.	Acts or Omissions of the Purchaser

A Vendor will not be liable for any Vendor Claim which would not have arisen but for any voluntary act, omission or transaction carried out:

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(a)	after the date of this agreement by the Purchaser or Ampliphi; or

(b)	before Completion by the Vendor at the written direction or request of the Purchaser or Ampliphi or any affiliate of Ampliphi,

and which, in any such case, the Purchaser, or Ampliphi or affiliate (as the case may be) was actually aware or ought reasonably to have been aware that such act, omission or transaction would give or is likely to give rise to the Vendor Ciaim in question.

6.	Duty to Mitigate

Nothing in this Part C of Schedule 2 shall restrict or limit the general obligation at law of the Purchaser and Ampliphi to mitigate any Loss which it may suffer in consequence of any breach by a Vendor of any of the Vendor Warranties.

7.	Conduct of Claims

If the Purchaser or Ampliphi become aware of any claim by a third party which might reasonably be expected to result in a Vendor Claim being made (a “Third Party Claim”), the Purchaser and Ampliphi (as the case may be) must:

(a)	within 20 Business Days of becoming aware of it, give written notice of such Third Party Claim to the Vendor containing such details of the Third Party Claim as the Purchaser has available to it, but so that any failure by the Purchaser or Ampliphi to give such notice within such period shall not prejudice the right of the Purchaser or Ampliphi to make a Claim in relation to such Third Party Claim;

(b)	not make any admission of liability, agreement or compromise to or with any person in relation to that Third Party Claim without the prior written consent of the Vendor connected with the Third Party Claim (Affected Vendor) (such consent not to be unreasonably withheld or delayed); and

(c)	subject to it being indemnified to its reasonable satisfaction by the Affected Vendor against all Loss incurred in respect of that Third Party Claim take such action as the Affected Vendor may reasonably request to avoid, resist, dispute, appeal, compromise or defend such Third Party Claim.

8.	Recovery From Third Parties

If a Vendor makes any payment to the Purchaser or Ampliphi in relation to a Vendor Claim (the “Damages Payment”) and the Purchaser or Ampliphi receives any sum or benefit otherwise than from the Vendor (whether by payment, discount, credit, relief or otherwise, and including from any Tax authority) which would not have been received but for the circumstances giving rise to that Vendor Claim, then the Purchaser or Ampliphi must (once the sum or benefit has been received) immediately repay to the Vendor an amount equal to such sum or benefit (net of taxation on that amount and reasonable costs of recovery) or, if less, the Damages Payment.

9.	Changes in Law, Tax Rates and Accounting Policies

A Vendor will not be liable for any Vendor Claim if and to the extent that it is attributable to or the amount of such Vendor Claim is increased as a result of:

(a)	any legislation not in force at the date of this agreement;

(b)	any change of law, regulation, directive, requirement or administration practice which takes effect retroactively; or

(c)	any change in the rates of tax in force at the date of this agreement.

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10.	No Double Recovery

Neither the Purchaser nor Ampliphi will be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity:

(a)	more than once in respect of any one liability, loss or breach or other set of circumstances which give rise to more than one Vendor Claim; or

(b)	if damages, payment, reimbursement, restitution or indemnity has already been made or paid in respect of that liability, loss or breach or set of circumstances to any member of Ampliphi’s Group.

11.	General

(a)	A Vendor will not be liable for a Vendor Claim if and to the extent that the fact, matter, event or circumstance giving rise to such Vendor Claim was Disclosed in the Vendor Disclosure Letter.

(b)	A Vendor will not be liable in respect of any Vendor Claim where the liability which is the subject matter of such Vendor Claim is contingent only, unless and until such contingent liability becomes an actual liability and is due and payable.

DEFINITIONS

In this Schedule 2, unless the context requires otherwise

“Ampliphi’s Group” means Ampliphi, Biocontrol Limited, the Purchaser and any subsidiary of Ampliphi.

“Disclosed” means fairly disclosed in the Manager’s Disclosure Letter with sufficient detail to allow the recipient to make an informed assessment of the nature and scope of the matters, facts and circumstances disclosed.

“Vendor Claim” means any claim against a Vendor for breach by that Vendor of the Vendor Warranties.

“Vendor Disclosure Letter” means the disclosure letter dated on or about the date of this agreement from the Vendor Representative to Ampliphi and the Purchaser.

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Schedule 3	Purchaser Warranties

PART A: Purchaser Warranties

1.	Organization, Standing and Power

(a)	Each of Ampliphi and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b)	Each of Ampliphi and the Purchaser has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would cause a have a material adverse effect on Ampliphi’s Group, taken as a whole.

(c)	Ampliphi and the Purchaser have Disclosed a true and correct copy of the Articles or Certificate of Incorporation and Bylaws or other charter documents, as applicable (the “Purchaser Charter Documents”), of Ampliphi and Purchaser, each as amended to date.

2.	Capital Structure

(a)	The authorized capital stock of Ampliphi consists of 445,000,000 shares of common stock, $0.01 par value (Common Stock), of which 44,923,045 shares were issued and outstanding as of the close of business on Monday 27 August 2012, and 10,000,000 shares of preferred stock, $0.01 par value, 180,000 of which have been designated Series A preferred stock, none of which were issued and outstanding as of the close of business on Monday 27 August 2012, 7,034,782 warrants with an exercise price of $1.50 which expire in June 2013 and 1,693,956 warrants with an exercise price of $0.46 which expire in December 2016 and 3,686,000 convertible loan notes which are due and convertible at Ampliphi’s discretion in June 2013 priced at $0.20 per share or the market price of Ampliphi Shares at the time of conversion if this is lower than $0.20.

(b)	The authorized capital stock of the Purchaser consists of 10 ordinary shares and 100% of the issued and outstanding shares in the Purchaser are owned by Ampliphi.

(c)	As of the close of business on 28 August 2012, Ampliphi has reserved 4,200,000 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to Ampliphi’s Stock Option Plan (as defined below), of which 0 shares have been issued pursuant to option exercises, and 4,200,000 shares are subject to outstanding, unexercised options.

(d)	There are no other outstanding shares of capital stock or voting securities of Ampliphi other than shares of Common Stock issued after 28 August 2012 upon the exercise of options issued under Ampliphi’s Stock incentive Plan (the “Ampliphi Stock Option Plan”).

(e)	Other than as contemplated under this Deed, except as Disclosed there are no other subscriptions, options, warrants, calls, rights, commitments or agreements of any character to which Ampliphi is a party or by which Ampliphi or the Purchaser is bound obligating Ampliphi or Purchaser to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Ampliphi or Purchaser, or obligating Ampliphi or Purchaser to grant, extend or enter into any such subscription, option, warrant, call, right, commitment or agreement.

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(f)	The Consideration Shares to be issued by Ampliphi pursuant to this agreement will each be duly authorized, validly issued, fully paid, and non-assessable.

3.	Authority

(a)	Ampliphi and Purchaser each have all requisite corporate power and authority to enter into this agreement and to consummate the transactions contemplated hereby.

(b)	The making of the Offer and the execution and delivery of this agreement, and the consummation of the transactions contemplated by this agreement have been duly authorized by all necessary corporate action on the part of Ampliphi and Purchaser, and no other corporate proceedings on the part of Ampliphi or Purchaser are necessary to authorize the Offer or this agreement, as applicable, or to consummate the transactions contemplated by this agreement.

(c)	This agreement has been duly executed and delivered by Ampliphi and Purchaser and constitutes the valid and binding obligations of Ampliphi and Purchaser, and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

4.	No Conflict; Required Filings and Consents

(a)	The execution and delivery of this agreement does not, and the consummation of the transactions contemplated hereby will not:

(i)	contravene, conflict with, or violate any provision of any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Government Agency, court, administrative panel or other tribunal to which Ampliphi or Purchaser is subject,

(ii)	conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, material mortgage, indenture, lease, license, instrument, permit, concession, franchise or other arrangement to which Ampliphi or the Purchaser is a party or by which it is bound, or to which any member of Ampliphi’s Group’s assets or properties are subject; or

(iii)	result in or require the creation or imposition of any Encumbrance of any nature upon or with respect to any of any member of Ampliphi Group’s assets, including without limitation any shares of capital stock of Ampliphi or Purchaser.

(b)	No consent, approval, order or authorization of, or registration, declaration or filing with, any Government Agency, is required by or with respect to Ampliphi or Purchaser in connection with the execution and delivery of the Offer or this agreement by Ampliphi or Purchaser or the consummation by Ampliphi or Purchaser of the transactions contemplated hereby except for:

(i)	any filings as may be required under U.S. federal securities laws and any applicable state securities laws; and

(ii)	such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material adverse effect on Ampliphi or Purchaser and would not prevent, materially alter or delay any the transactions contemplated by this agreement.

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5.	Financial Statements

The audited consolidated financial statements of Ampliphi for the years ended 31 December 2009, and 31 December 2010, and the final management accounts (in process of audit) for the year ended 31 December 2011 and unaudited financial statements for the six month period ended 30 June 2012 (collectively, the “Accounts”), have been prepared in accordance with U.S. GAAP applied on a basis consistent throughout the periods indicated consistent with each other (except as may be indicated in the notes to those accounts and they may not contain all footnotes required by U.S. GAAP). The Accounts fairly present the consolidated financial condition and operating results of Ampliphi and its subsidiaries at the dates and during the periods indicated in those Accounts (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Ampliphi accounting policies except as described in the notes to the Accounts.

6.	Disclosure of material matters

(a)	Ampliphi and the Purchaser have provided the Company or representatives of the Company with all material information known to them at the time that would be reasonably required by directors of the Company for deciding whether to recommend the transaction to the Vendors. With respect to any projections or future operations that may have been included in materials disclosed by Ampliphi or the Company in connection with the transactions contemplated by this Agreement, and any related transaction documents, Ampliphi and the Purchaser make no warranties.

(c)	Neither Ampliphi nor the Purchaser have any material obligations or liabilities of any nature (mature or unmatured, fixed or contingent) except for those:

(i)	disclosed in the Accounts;

(ii)	Disclosed; or

(iii)	incurred in the ordinary course of business.

(d)	From February 2012 until the Execution Date, Ampliphi has conducted its business in the ordinary course in a manner consistent with past practice and, except for the sale of Ampliphi’s assets relating to the former business of Targeted Genetics Corporation, there has not been any change, event or condition that has resulted, or is likely to result, in a Purchaser Material Adverse Change.

(e)	Ampliphi and the Purchaser intend to take commercially reasonable steps to fund the combined business of Ampliphi and the Company following the Completion Date.

7.	Litigation

There is no:

(i)	private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Ampliphi, threatened against any member of Ampliphi’s Group or any of their respective properties or any of their respective officers or directors (in their capacities as such); or

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(ii)	judgment, decree or order against any member of Ampliphi’s Group or, to the knowledge of Ampliphi or Purchaser, or any of their respective directors or officers (in their capacities as such), that could, in each of (i) and (ii), prevent, enjoin, or materially alter or delay any of the transactions contemplated by this agreement or that could reasonably be expected to cause a Purchaser Material Adverse Change.

8.	Compliance with Laws

To the knowledge of Ampliphi and the Purchaser each member of Ampliphi’s Group complies with all applicable laws, permits and authorisations and will applicable industry codes of conduct, in relation to the continuing operation of their business and the ownership and use of their assets, where non-compliance would, if unremedied, result in a liability or a restriction which would materially and adversely affect the business as currently carried on by the relevant member of Ampliphi’s Group.

9.	Title to and Condition of Properties

Each member of Ampliphi’s Group owns or holds, under valid leases or other rights to use, all real property, plants, machinery and equipment necessary for the conduct of their respective businesses as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not cause a Purchaser Material Adverse Change. The material buildings, plants, machinery and equipment necessary for the conduct of each member of the Ampliphi’s Group’s respective businesses as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

10.	Intellectual Property Rights

(a)	Ampliphi’s Group owns, free and clear from all Encumbrances, all Intellectual Property Rights which were owned by Biocontrol Limited (a UK company) at the time of its acquisition by Ampliphi (or a subsidiary of Ampliphi).

(b)	No member of Ampliphi’s Group has received any communications alleging that any member of Ampliphi’s Group has violated or, by conducting their respective businesses as conducted, violates the Intellectual Property Rights of any other person or entity, and to Ampliphi’s knowledge, the business as conducted will not cause any member of Ampliphi’s Group to infringe or violate the Intellectual Property Rights of any other person or entity.

11.	Tax Matters

(a)	All tax returns required to be filed by or on behalf of Ampliphi with any Government Agency before the Completion Date:

(i)	have been or will be filed on or before the applicable due date (including any extensions of such due date); and

(ii)	have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable requirements of the applicable taxing jurisdictions.

(b)	All Taxes owed by Ampliphi have been paid when due, whether or not such amounts are shown on any tax returns. The Ampliphi Accounts fully accrue all actual and contingent liabilities for unpaid Taxes with respect to all periods through the date of those Accounts and Ampliphi has made adequate provision for unpaid Taxes after that date in its books and records.

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(c)	No tax return has been examined or audited by any Government Agency. No claim or legal proceeding is pending or, to the knowledge of Ampliphi, has been threatened against or with respect to Ampliphi in respect of any Tax. There are no unsatisfied liabilities for Taxes, including liabilities for interest, additions to tax and penalties thereon and related expenses, with respect to which any notice of deficiency or similar document has been received by Ampliphi (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Ampliphi and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of Ampliphi except liens for current Taxes not yet due and payable.

12	Insurance

(a)	Each material insurance policy (including fire, theft, casualty, general liability, director and officer, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which any member of Ampliphi’s Group is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year has been Disclosed. Each such insurance policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect following the Completion Date.

(b)	No member of Ampliphi’s Group is in breach or default, and does not anticipate being in breach or default after the Completion Date (including with respect to the payment of premiums or the giving of notices) under any such insurance policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such insurance policy; except for any breach, default, event, termination, modification or acceleration that would not cause a Purchaser Material Adverse Change; and neither Ampliphi nor any other member of Ampliphi’s Group has received any written notice or oral notice, from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Ampliphi has not incurred any material loss, damage, expense or liability covered by any such policy for which it has not properly asserted a claim under such policy. Ampliphi and each other member of Ampliphi’s Group is fully insured to cover any existing claims for damages against any member of Ampliphi’s Group.

13.     Exempt Issuance

Assuming that all of the holders of the shares in the capital of Ampliphi either:

(i)	are “accredited investors,” as such term is defined in Regulation D, and have complied with all of the terms and conditions of the Offer and this agreement, or

(ii)	are not “U.S. Persons,” as such term is defined in Regulation S, have satisfied all of the requirements of Regulation S, and have complied with all of the terms and conditions of the Offer and this agreement, then the offer and sale of shares by Purchaser and Ampliphi, respectively, under the Offer and this agreement will be exempt from the registration requirements of the Securities Act and in compliance with all U.S. federal and state securities law.

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PART B: Limitations

1.	Time Limits

Ampliphi and the Purchaser shall not be liable for any Purchaser Claim unless the Vendor Representative gives written notice of the Purchaser Claim to Ampliphi and the Purchaser (containing reasonable details of the nature of the Purchaser Claim), within 12 months of the Completion Date. This time limit will not apply to any Purchaser Claim relating to a breach of any of the warranties relating to Tax matters in Schedule 3, Part A paragraph 11.

2.	Withdrawal

Any Purchaser Claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by both being issued and served within 6 months after notice has been given by the Vendor Representative in accordance with Paragraph 1 of this Part B of Schedule 3, except where the Purchaser Claim relates to a contingent liability in which case it shall be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being both issued and served within 6 months of it having become an actual liability.

3.	Maximum Liability and Thresholds

(a)	Except in the case of fraud or evasion, the maximum aggregate liability of Ampliphi and the Purchaser for all Purchaser Claims shall not exceed an amount equal to the cash equivalent of the Market Value of the total Contingent Shares and Escrow Shares attributable to the Management Vendors, calculated as at Completion.

(b)	The Purchaser and Ampliphi shall not be liable for any single Purchaser Claim unless the amount of the liability pursuant to that single Purchaser Claim exceeds US$50,000; for these purposes, individual Purchaser Claims arising from the same, substantially the same or similar or related facts or circumstances shall be aggregated to form one and the same Purchaser Claim.

4.	Acts or Omissions of the Purchaser

Ampliphi and the Purchaser shall not be liable for any Purchaser Claim which would not have arisen but for any voluntary act, omission or transaction carried out:

(a)	after the date of this agreement by any Vendor; or

(b)	before Completion by any member of Ampliphi’s Group at the written direction or request of any Vendor or any affiliate of such Vendor,

and which, in any such case, the Vendor or affiliate was actually aware or ought reasonably to have been aware that such act, omission or transaction would give or is likely to give rise to the Purchaser Claim in question.

5.	Duty to Mitigate

Nothing in this Part B of Schedule 3 shall restrict or limit the general obligation at law of any Vendor to mitigate any Loss which it may suffer in consequence of any breach by Ampliphi or the Purchaser of any of the Purchaser Warranties.

6.	Conduct of Claims

If the Vendor Representative becomes aware of any claim by a third party which might reasonably be expected to result in a Purchaser Claim being made (a “Third Party Claim”) the Vendor Representative shall:

(a)	within 20 Business Days of becoming aware of it, give written notice of such Third Party Claim to Ampliphi and the Purchaser containing such details of the Third Party Claim as the Vendor Representative has available to it, but so that any failure by the Vendor Representative to give such notice within such period shall not prejudice the right of any Vendor to make a Claim in relation to such Third Party Claim;

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(b)	not make (and procure that no Vendor shall make) any admission of liability, agreement or compromise to or with any person in relation to that Third Party Claim without the prior written consent of Ampliphi and the Purchaser (such consent not to be unreasonably withheld or delayed); and

(c)	subject to the Vendor Representative being indemnified to its reasonable satisfaction by Ampliphi and/or the Purchaser against all Loss incurred in respect of that Third Party Claim take (and procure that each Vendor shall take) such action as the Purchaser and Ampliphi may reasonably request to avoid, resist, dispute, appeal, compromise or defend such Third Party Claim.

7.	Recovery From Third Parties

If Ampliphi and/or the Purchaser makes any payment to any Vendor in relation to a Purchaser Claim (the “Damages Payment”) and the Vendor receives any sum or benefit otherwise than from Ampliphi and/or the Purchaser (whether by payment, discount, credit, relief or otherwise, and including from any Tax authority) which would not have been received but for the circumstances giving rise to that Purchaser Claim, the Vendor Representative shall procure that that Vendor shall (once the relevant Vendor has received such sum or benefit) immediately repay to Ampliphi and/or the Purchaser an amount equal to such sum or benefit (net of taxation on that amount and reasonable costs of recovery) or, if less, the Damages Payment.

8.	Changes in Law, Tax Rates and Accounting Policies

Ampliphi and/or the Purchaser shall not be liable for any Purchaser Claim if and to the extent that it is attributable to or the amount of such Purchaser Claim is increased as a result of:

(a)	any legislation not in force at the date of this agreement;

(b)	any change of law, regulation, directive, requirement or administration practice which takes effect retroactively; or

(c)	any change in the rates of tax in force at the date of this agreement.

9.	No Double Recovery

No Vendor shall be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one liability, loss or breach or other set of circumstances which give rise to more than one Purchaser Claim.

10.	General

(a)	Ampliphi and the Purchaser shall not be liable for a Purchaser Claim if and to the extent that the fact, matter, event or circumstance giving rise to such Purchaser Claim was Disclosed in the Purchaser Disclosure Letter.

(b)	Ampliphi and the Purchaser shall not be liable in respect of any Purchaser Claim where the liability which is the subject matter of such Purchaser Claim is contingent only, unless and until such contingent liability becomes an actual liability and is due and payable.

DEFINITIONS

In this Schedule 3, unless the context requires otherwise

“Ampliphi’s Group” means Ampliphi, Biocontrol Limited and any subsidiary of Ampliphi.

“Disclosed” means fairly disclosed to the Company, the Vendor Representative or the Vendors with sufficient detail to allow the recipient to make an informed assessment of the nature and scope of the matters, facts and circumstances disclosed.

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“Purchaser Claim” means any claim for breach of the Purchaser Warranties.

“Purchaser Disclosure Letter” means any disclosure letter dated on or about the date of this agreement from Ampliphi and the Purchaser to the Vendor Representative.

“SEC” means the U.S. Securities Exchange Commission.

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Shareholder Sale Agreement

Schedule 4     Contingent Shares

1.	Conditions

Upon each condition within paragraphs 1(a), (b) or (c) (“Contingent Payment Conditions”) being satisfied, the Purchaser will cause the Escrow Agent to allocate to the Managers, in accordance with paragraph 5 below, one third of the Contingent Shares attributable to each of the Managers (subject to any claims made on those Contingent Shares):

(a)	the first dose is administered in a human clinical trial using phage therapy involving a phage mix that has been discovered, developed and produced by the Company’s legacy technology;

(b)	the Group completes a treatment trial in the United States and/or United Kingdom of infection in horses utilizing phage therapy involving a phage mix that has been discovered, developed and produced by the Company’s legacy technology and where such trial includes the completion of=treatment of at least 12 horses from 30 June 2012; and

(c)	the Group completes the production at the Company’s production facility of at least 10 litres of an Ampliphi or Company or combined Ampliphi and Company phage therapy mix suitable for use in pre-clinical and clinical trials.

For the purposes of this Schedule 4, “Group” means the Company, the Purchaser and/or Ampliphi.

2.	Best endeavours

The Purchaser must use, and must ensure that the Group uses, their best endeavours to satisfy the Contingent Payment Conditions within 24 months of the Completion Date (“Contingent End Date”). If any Contingent Payment Condition is not met as a result of:

(a)	the Group’s failure to use best endeavours to achieve that condition; or

(b)	a force majeure event (being a natural and unavoidable catastrophe that interrupts the expected course of events),

then the Contingent Payment Condition will be deemed to have been satisfied on the Contingent End Date.

3.	Information and Notice

(a)	The Purchaser must provide the Managers with full access to all information relating to the Group’s progress on the Contingent Payment Conditions and the steps that are being taken by the Group to satisfy the Contingent Payment Conditions.

(b)	The Purchaser must promptly notify the Managers in writing if it becomes aware that a Contingent Payment Condition has been satisfied.

(c)	At any time prior to the Contingent End Date, the Managers may notify the Purchaser in writing if the Managers believe that a Contingent Payment Condition has been satisfied. The Purchaser must either accept or reject the Manager’s notice within 20 Business Days of receiving the notice. If a notice is rejected, or the Purchaser does not respond within 20 Business Days of receiving a notice, then a dispute (“Contingent Payment Dispute”) will be deemed to have arisen and such dispute will be dealt with in accordance with paragraph 4 of this Schedule 4.

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(d)	If the Purchaser believes that any of the Contingent Payment Conditions have not been satisfied by the Contingent End Date, then the Purchaser must notify the Managers in writing of the non-satisfaction of the Contingent Payment Condition. If the Managers wish to dispute the Purchaser’s notice, then the Managers must deliver a written notice to the Purchaser notifying it as such within 20 Business Days of receipt of the Purchaser’s notice and the dispute must be dealt with in accordance with paragraph 4 of this Schedule 4.

4.	Dispute

(a)	The Managers and the Purchaser must enter into good faith negotiations and use all reasonable endeavours to resolve any Contingent Payment Dispute.

(b)	If the Managers and the Purchaser do not resolve the Contingent Payment Dispute within 20 Business Days after written notice of the Contingent Payment Dispute is given (or such longer period as the Purchaser and the Managers agree) then the Contingent Payment Dispute must be referred for resolution to an independent expert agreed by the Managers and the Purchaser within a further 5 Business Days. If they cannot agree on who the independent person will be within that time period, either of the Managers or the Purchaser may request the president, at that time, of the Institute of Arbitrators and Mediators Australia (or the president’s nominee) to appoint an independent expert to resolve the Contingent Payment Dispute. The person agreed or nominated under this clause (b) will be the ‘Expert’ for the purposes of this Schedule 4.

(c)	The Purchaser and the Managers must instruct the Expert to decide within the shortest practicable time whether the Contingent Payment Condition has been satisfied, and to deliver to the Purchaser and the Managers a report (Expert’s Report) which states, on the basis of the Expert’s decision, its opinion as to whether the Contingent Payment Condition has been satisfied.

(d)	The Expert will act as an expert, not as an arbitrator, in determining the dispute.

(e)	The Expert’s determination in relation to whether the Contingent Payment Condition has been satisfied must be made as soon as possible.

(f)	The Expert’s decision is final, conclusive and binding (except in the case of manifest error).

(g)	The parties hereto will endeavour to procure that the engagement documents for the Expert will provide for such Expert to endeavour to provide a decision within 10 Business Days of appointment, subject to delays resulting from the action or inaction of the Purchaser or the Managers.

(h)	Each party must bear its own costs in complying with this paragraph 4.

(i)	The cost of the Expert (if appointed) must be shared equally and paid by the Vendors and the Purchaser.

(j)	For the avoidance of doubt, all decision-making in respect of the Purchaser’s conduct of any Contingent Payment Dispute will be conducted by Ampliphi’s representatives on the board of directors of the Purchaser.

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Shareholder Sale Agreement

5.	Release of Contingent Shares

(a)	The Contingent Shares must be issued to, and held by, the Escrow Agent for the period of 12 months from the Completion Date (“Escrow Period”), except that at the end of the Escrow Period, the Escrow Agent shall continue to hold Contingent Shares with a value sufficient to satisfy any Claim for which any Manager may be liable under this agreement, or the Management Vendors’ Warranty Deed, for which the Purchaser or Ampliphi has provided notice and which has not been resolved as of the end of the Escrow Period (“Pending Claim”) until the final resolution of such Pending Claim.

(b)	Following the Escrow Period the Purchaser must procure the Escrow Agent to:

A.	if a Contingent Payment Condition has been satisfied during the Escrow Period, the Contingent Shares are not subject to a Claim under this agreement or under the Management Vendors’ Warranty Deed and there is no Contingent Payment Dispute release the relevant Contingent Shares to the Managers within 10 Business Days of the end of the Escrow Period;

B.	if a Contingent Payment Condition is satisfied after the Escrow Period but before Contingent End Date, the Contingent Shares are not subject to a Claim under this agreement or under the Management Vendors’ Warranty Deed and there is no Contingent Payment Dispute release the relevant Contingent Shares to the Managers within 10 Business Days of the satisfaction of the Contingent Payment Condition; or

C.	if the Contingent Shares are subject to a Claim under this agreement, under the Management Vendors’ Warranty Deed or in a Contingent Payment Dispute that is determined in favour of the Managers release the relevant Contingent Shares to the Managers within 10 Business Days of the Claim being finally determined.

6.	Failure to meet conditions

If the Contingent Payment Conditions are not met by the Contingent End Date the Purchaser may direct the Escrow Agent to deal with the Contingent Shares in any way that it sees fit and the Managers shall have not claim to the Contingent Shares.

7.	Escrow restrictions

While the Escrow Agent holds the Contingent Shares, the Managers may not, and until the Contingent End Date the Purchaser must procure that the Escrow Agent does not, do any of the following:

(a)	dispose of, or agree or offer to dispose of, the Contingent Shares;

(b)	create, or agree or offer to create, any security interest in the Contingent Shares; or

(c)	do, or omit to do, any act if the act or omission would have the effect of transferring effective ownership or control of the Contingent Shares.

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Shareholder Sale Agreement

Execution Page

Executed as an agreement on	8th September 2012

SIGNED by Anthony Smithyman in the	)
presence of:	)
)

/s/ G-Halli Rajasekariah	/s/ Anthony Smithyman
Signature of Witness	Signature of Anthony Smithyman

Dr G-Halli Rajasekariah
Name of Witness
(Please print)

SIGNED by Margaret Smithyman in the	)
presence of:	)
)

/s/ James Algar	/s/ Margaret Smithyman
Signature of Witness	Signature of Margaret Smithyman

Mr. James Algar
Name of Witness
(Please print)

EXECUTED by AMPLIPHI AUSTRALIA PTY
LTD in accordance with section 127(1) of the
Corporations Act 2001

/s/ Philip Young	/s/ Andrew Walker
Signature of Director	Signature of Director / Company Secretary
(delete as applicable)

Philip Young	Andrew Walker
Name of Director	Name of Director / Company Secretary
(Please print)	(Please print)

Mills Oakley Lawyers Pty Ltd ©	Page 48

Shareholder Sale Agreement

EXECUTED by Ampliphi Biosciences
Corporation

Signature of Director	Signature of Director/ Company Secretary
(delete as applicable)

Name of Director	Name of Director/ Company Secretary
(Please print)	(Please print)

SIGNED by Jean Crease atf Doug & Jean	)
Crease Super Fund in the presence of:	)

/s/ Anthony Wragg	/s/ Jean Crease
Signature of Witness	Signature of Jean Crease

Anthony Wragg
Name of Witness
(Please print)

SIGNED by Doug Crease atf Doug & Jean	)
Crease Super Fund in the presence of:	)

/s/ Karan Stewart	/s/ Doug Crease
Signature of Witness	Signature of Doug Crease

Karan Stewart
Name of Witness
(Please print)

Mills Oakley Lawyers Pty Ltd ©	Page 49

Shareholder Sale Agreement

EXECUTED by APG Nominees Pty Ltd as	)
trustee for The AP Gellert Family Trust	)
and in accordance with section 127 (1) of	)
the Corporations Act 2001

/s/ Anthony Gellert		/s/ Jennifer Gellert
Signature of Director		Signature of Director
(delete as applicable)

Anthony Gellert		Jennifer Gellert
Name of Director		Name of Director
(Please print)		(Please print)

EXECUTED by APG Nominees Pty Ltd as	)
trustee for The AP Gellert Superannuation	)
Fund and in accordance with section 127(1) of	)
the Corporations Act 2001

/s/ Anthony Gellert		/s/ Jennifer Gellert
Signature of Director		Signature of Director
(delete as applicable)

Anthony Gellert		Jennifer Gellert
Name of Director		Name of Director
(Please print)		(Please print)

EXECUTED by Camdare Pty Ltd in	)
accordance with section 127(1) of the	)
Corporations Act 2001)

/s/ Julie Thompson
Signature of Director		Signature of Director / Sole Director
(delete as applicable)

Julie Joy Thompson
Name of Director		Name of Director
(Please print)		(Please print)

Mills Oakley Lawyers Pty Ltd ©	Page 50

Shareholder Sale Agreement

EXECUTED by Gabodi Pty Ltd in accordance	)
with section 127(1) of the Corporations Act	)
2001)

/s/ Angela Flannery		/s/ [ILLEGIBLE]
Signature of Director		Signature of Director / Company Secretary
(delete as applicable)

Angela Flannery		[ILLEGIBLE]
Name of Director		Name of Director / Company Secretary
(Please print)		(Please print)

EXECUTED by Maxivend Pty Ltd as trustee	)
for David Hale Super Fund and in accordance	)
with section 127(1) of the Corporations Act	)
2001

/s/ David Gordon Hale		/s/ Lisa Jane Hale
Signature of Director		Signature of Director
(delete as applicable)

David Gordon Hale		Lisa Jane Hale
Name of Director		Name of Director
(Please print)		(Please print)

EXECUTED by Biofirm Pty Ltd in accordance	)
with section 127(1) of the Corporations Act	)
2001)

/s/ G-Halli Rajasekariah		/s/ Poornima Rajasekariah
Signature of Director		Signature of Director / Company Secretary
(delete as applicable)

Dr G-Halli Rajasekariah		Dr Poornima Rajasekariah
Name of Director		Name of Director / Company Secretary
(Please print)		(Please print)

Mills Oakley Lawyers Pty Ltd ©	Page 51

Shareholder Sale Agreement

EXECUTED by Arapahoe Pty Ltd in	)
accordance with section 127(1) of the	)
Corporations Act 2001)

/s/ Neil Pickup
Signature of Director		Signature of Director / Company Secretary
(delete as applicable)

Neil Pickup
Name of Director		Name of Director / Company Secretary
(Please print)		(Please print)

EXECUTED by Shigetsugu Pty Ltd as trustee	)
for G Symes Superfund and in accordance	)
with section 127(1) of the Corporations Act	)
2001

/s/ Grant R. Symes
Signature of Director		Signature of Director / Company Secretary
(delete as applicable)

Grant R. Symes
Name of Director		Name of Director / Company Secretary
(Please print)		(Please print)

EXECUTED by Jalba Pty Ltd in accordance	)
with section 127(1) of the Corporations Act	)
2001)

/s/ Andrew Sneddon		/s/ Judith Sneddon
Signature of Director		Signature of Director / Company Secretary
(delete as applicable)

Andrew Sneddon		Judith Sneddon
Name of Director		Name of Director / Company Secretary
(Please print)		(Please print)

SIGNED by Warren J Dick in the presence of:	)
)

/s/ David Ireland		/s/ Warren J Dick
Signature of Witness		Signature of Warren J Dick

David Ireland
Name of Witness
(Please print)

Mills Oakley Lawyers Pty Ltd ©	Page 52

Shareholder Sale Agreement

SIGNED by Pierre Issa Saliba in the presence	)
of:	)

/s/ Begard Marof		/s/ Pierre Issa Saliba
Signature of Witness		Signature of Pierre Issa Saliba

Begard Marof
Name of Witness
(Please print)

EXECUTED by TCS Biosciences Ltd in	)
accordance with section 127(1) of the	)
Corporations Act 2001)

/s/ Lynda Preston
Signature of Director		Signature of Director / Company Secretary
(delete as applicable)

Lynda Prestion
Name of Director		Name of Director / Company Secretary
(Please print)		(Please print)

SIGNED by Alastair Winter in the presence of:	)
)
/s/ Michael Barker		/s/ Alastair Winter
Signature of Witness		Signature of Alastair Winter

Michael Barker
Name of Witness
(Please print)

EXECUTED by Argyle Europe Limited in	)
accordance with section 127(1) of the	)
Corporations Act 2001)

/s/ A.C. Hibbert
/s/ Alastair Winter		Signature of Director
Signature of Director		(delete as applicable)

Alastair Winter		A.C. Hibbert
Name of Director		Name of Director
(Please print)		(Please print)

Mills Oakley Lawyers Pty Ltd ©	Page 53

Shareholder Sale Agreement

SIGNED by Anita Hibbert in the presence of:	)
)

/s/ Samantha Benge		/s/ Anita Hibbert
Signature of Witness		Signature of Anita Hibbert

Samantha Benge
Name of Witness
(Please print) )

SIGNED by Howard Wigham in the presence	)
of:	)

/s/ Jamie Kelsall		/s/ Howard Wigham
Signature of Witness		Signature of Howard Wigham

Jamie Kelsall
Name of Witness
(Please print)

EXECUTED by Girby Corporation Pty Ltd as	)
trustee for Wigham Family Trust and in	)
accordance with section 127(1) of the	)
Corporations Act 2001

/s/ Steve Sherwood		/s/ Madelaine Wigham
Signature of Director		Signature of Director
(delete as applicable)

Steve Sherwood		Madelaine Wigham
Name of Director		Name of Director
(Please print)		(Please print)

SIGNED by Hugh Hurst in the presence of:	)
)

/s/ Alastair Winter		/s/ Hugh Hurst
Signature of Witness		Signature of Hugh Hurst

Alastair Winter
Name of Witness
(Please print)

Mills Oakley Lawyers Pty Ltd ©	Page 54

Shareholder Sale Agreement

SIGNED by Colleen Black in the presence of:	)
)

/s/ Joanne Black		/s/ Colleen Black
Signature of Witness		Signature of Colleen Black

Joanne Black
Name of Witness
(Please print)

SIGNED by Andrew Hibbert in the presence	)
of:	)

/s/ Barre Juliette		/s/ Andrew Hibbert
Signature of Witness		Signature of Andrew Hibbert

Barre Juliette
Name of Witness
(Please print)

SIGNED by Craig Lawn in the presence of:	)
)

/s/ Joy Lawn		/s/ Craig Lawn
Signature of Witness		Signature of Craig Lawn

Joy Lawn
Name of Witness
(Please print)

SIGNED by Col. Samuel Martin in the	)
presence of:	)

/s/ Sudhir Khetarpal		/s/ Col. Samuel Martin
Signature of Witness		Signature of Col. Samuel Martin

Sudhir Khetarpal
Name of Witness
(Please print)

Mills Oakley Lawyers Pty Ltd ©	Page 55

Shareholder Sale Agreement

SIGNED by Wayne Hughes in the presence of:	)
)

/s/ B. McConnell		/s/ Wayne Hughes
Signature of Witness		Signature of Wayne Hughes

B. McConnell
Name of Witness
(Please print)

SIGNED by Giles Hamilton in the presence of:	)
)

/s/ Caren Morrison		/s/ Giles Hamilton
Signature of Witness		Signature of Giles Hamilton

Caren Morrison
Name of Witness
(Please print)

SIGNED by Peter Downes in the presence of:	)
)
/s/ Andrea Pulati		/s/ Peter Downes
Signature of Witness		Signature of Peter Downes

Andrea Pulati
Name of Witness
(Please print)

SIGNED by John Batty in the presence of:	)
)

/s/ Alastair Winter		/s/ John Batty
Signature of Witness		Signature of John Batty

Alastair Winter
Name of Witness
(Please print)

Mills Oakley Lawyers Pty Ltd ©	Page 56

Shareholder Sale Agreement

EXECUTED by Glowcave Pty Ltd as trustee	)
for Wood Super Fund and in accordance with	)
section 127(1) of the Corporations Act 2001)

/s/ Lynda Wood		/s/ Craig Wood
Signature of		Signature of Director Company Secretary
(delete as applicable)

Lynda Wood		Craig Wood
Name of Director		Name of Director / Company Secretary
(Please print)		(Please print)

EXECUTED by Wheeler Superannuation Pty	)
Ltd in accordance with section 127(1) of the	)
Corporations Act 2001)

/s/ Colin John Cair		/s/ Kee Song Tan
Signature of Director		Signature of Director / Company Secretary
(delete as applicable)

Colin John Cair		Kee Song Tan
Name of Director		Name of Director / Company Secretary
(Please print)		(Please print)

SIGNED by Mervyn Hylton Chappel atf M & A	)
Chappel Superfund in the presence of:	)

/s/ James Benson		/s/ Mervyn Hylton Chappel
Signature of Witness		Signature of Mervyn Hylton Chappel

James Benson
Name of Witness
(Please print)

SIGNED by Anne Muriel Chappel atf M & A	)
Chappel Superfund in the presence of:	)

/s/ M.H. Chappel		/s/ Anne Muriel Chappel
Signature of Witness		Signature of Anne Muriel Chappel

M.H. Chappel
Name of Witness
(Please print)

Mills Oakley Lawyers Pty Ltd ©	Page 57

Shareholder Sale Agreement

SIGNED by Richard Hiam in the presence of:	)
)

/s/ Alastair Winter		/s/ Richard Hiam
Signature of Witness		Signature of Richard Hiam

Alastair Winter
Name of Witness
(Please print)

SIGNED by Hubert Mazure	)
in the presence of:	)

/s/ Silvia Batic		/s/ Hubert Mazure
Signature of Witness		Signature of Hubert Mazure

Silvia Batic
Name of Witness
(Please print)

SIGNED by Hestanne Mazure	)
the presence	)
of:	)

/s/ Silvia Batic		/s/ Hestanne Mazure
Signature of Witness		Signature of Hestanne Mazure

Silvia Batic
Name of Witness
(Please print)

EXECUTED by Flying Bricks Holdings Pty	)
Ltd as trustee for Flying Bricks Super Fund	)
and in accordance with section 127(1) of the	)
Corporations Act 2001

/s/ [Illegible]		/s/ [Illegible]
Signature of Director		Signature of Director / Company Secretary
(delete as applicable)

[Illegible]		[Illegible]
Name of Director		Name of Director / Company Secretary
(Please print)		(Please print)

Mills Oakley Lawyers Pty Ltd ©	Page 58

Shareholder Sale Agreement

SIGNED by Ms Susan Louise Wilcox atf	)
Williams Super Fund in the presence of:	)

/s/ Robert Fraser		/s/ Ms Susan Louise Wilcox
Signature of Witness		Signature of Ms Susan Louise Wilcox

Robert Fraser
Name of Witness
(Please print)

SIGNED by Ms Catherine Antonia Williams	)
atf Williams Super Fund in the presence of:	)

/s/ Robert Fraser		/s/ Ms Catherine Antonia Williams
Signature of Witness		Signature of Ms Catherine Antonia Williams

Robert Fraser
Name of Witness
(Please print)

SIGNED by Dr Bernard Joseph Hudson in the	)
presence of:	)

/s/ Lynn Amitrano-hudson		/s/ Dr Bernard Joseph Hudson
Signature of Witness		Signature of Dr Bernard Joseph Hudson

Lynn Amitrano-hudson
Name of Witness
(Please print)

EXECUTED by Teesdale Holdings Pty Ltd as	)
trustee for Johanson Superfund and in	)
accordance with section 127(1) of the	)
Corporations Act 2001

/s/ C.D. Johanson		/s/ P.G. Johanson
Signature of Director		Signature of Director / Company Secretary
(delete as applicable)

C.D. Johanson		P.G. Johanson
Name of Director		Name of Director / Company Secretary
(Please print)		(Please print)

Mills Oakley Lawyers Pty Ltd ©	Page 59